UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ___)
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METHODE ELECTRONICS, INC.

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METHODE ELECTRONICS, INC.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 13, 2007

To the Stockholders of Methode Electronics, Inc.:

Notice is hereby given that an annual meeting of stockholders of Methode Electronics, Inc. will be held on Thursday, September 13, 2007 at 11:00 a.m., Chicago time, at the Hyatt Rosemont Hotel, 6350 North River Road, Rosemont, Illinois, for the following purposes:

1.	To elect a board of directors;

2.	To ratify the Audit Committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending May 3, 2008;

3.	To approve the Methode Electronics, Inc. 2007 Cash Incentive Plan;

4.	To approve the Methode Electronics, Inc. 2007 Stock Plan; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on July 26, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided. We respectfully request your cooperation.

By Order of the Board of Directors

Warren L. Batts
Chairman

August 10, 2007

Proxy Statement for the
Annual Meeting of Stockholders of
METHODE ELECTRONICS, INC
To be held on Thursday, September 13, 2007

METHODE ELECTRONICS, INC.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 13, 2007

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of Methode Electronics, Inc. (“Methode”) in connection with an annual meeting of our stockholders to be held on Thursday, September 13, 2007 at 11:00 a.m., Chicago time, at the Hyatt Rosemont Hotel, 6350 North River Road, Rosemont, Illinois, and at any adjournment or postponement of the annual meeting.

At the annual meeting, we will ask our stockholders to elect our board of directors, to ratify the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the 2008 fiscal year, to approve the Methode Electronics, Inc. 2007 Cash Incentive Plan (the “Cash Plan”) and to approve the Methode Electronics, Inc. 2007 Stock Plan (the “Stock Plan”).

This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about August 10, 2007.

Record Date; Shares Outstanding

Our board of directors has fixed the close of business on July 26, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. As of the record date, there were 37,425,511 shares of our common stock outstanding and entitled to vote at the annual meeting.

Quorum; Votes Required

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting. Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and the broker or nominee lacks discretionary power to vote such shares.

At the annual meeting, each holder of common stock will be entitled to one vote per share. The election of our board of directors, the ratification of the selection of our independent registered public accounting firm and the approval of the Cash Plan and the Stock Plan require approval by a majority of the shares of common stock represented at the meeting and entitled to vote, assuming a quorum is present. Both abstentions and broker non-votes will be considered as present but will not be considered as votes in favor of any matter. However, broker non-votes are excluded from the “for,” “against” and “abstain” counts, and instead are reported as simply “broker non-votes.” Consequently, abstentions have the effect of voting against the election of directors, the ratification of the selection of our independent registered public accounting firm and approval of the Cash Plan and the Stock Plan, while broker non-votes have no effect as to voting for or against any such matter.

Voting Procedures

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet. In order to grant a proxy by Internet, go to www.proxyvote.com and enter your individual 12-digit control number found on your proxy card in order to obtain your records and to create an electronic voting instruction form. In order to grant a proxy by telephone, call 1-800-690-6903 and enter your individual 12-digit control number found on your proxy card and then follow the instructions given over the telephone. You may grant your proxy by Internet or by telephone up until 11:59 p.m. Eastern Time the day before the annual meeting date. Please do not submit a proxy card if you delivered your proxy by telephone or the Internet unless you intend to change your voting instructions.

If you return a proxy without direction, the proxy will be voted “FOR” the election of all nine director nominees, “FOR” the ratification of the selection of Ernst & Young, “FOR” the approval of the Cash Plan and “FOR” the approval of the Stock Plan.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before the annual meeting. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706, attention Corporate Secretary. You may also revoke your proxy by submitting a later-dated and properly executed proxy (including by means of the telephone or Internet) or by voting in person at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.

Proxy Solicitation Expenses

We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others to be forwarded to such beneficial owners. We will reimburse such persons for their reasonable costs of forwarding solicitation materials to such beneficial owners. Our directors, officers or other regular employees may solicit proxies by telephone, by e-mail, by fax or in person. No additional compensation will be paid to directors, officers and other regular employees for such services.

CORPORATE GOVERNANCE

We are committed to maintaining high standards of corporate governance intended to serve the long-term interests of Methode, our stockholders and our employees.

Director Independence

Our board of directors has considered the independence of its members under the applicable standards of the Securities and Exchange Commission and the Nasdaq Stock Market. Our board has determined that all of our current directors are independent under those standards, except for Donald Duda, our President and Chief Executive Officer. Mr. Duda’s lack of independence relates solely to his present service as an executive officer and is not due to any other transactions or relationships.

In addition, our board of directors has determined that each current member of our Audit Committee, our Compensation Committee, our Nominating and Governance Committee and our Technology Committee satisfies the independence requirements of the applicable standards, if any, of the Securities and Exchange Commission and the Nasdaq Stock Market.

Board Committees

The following chart sets forth the committees of our board:

			Number of
			Meetings in
Committee	Members	Principal Functions	Fiscal 2007

Audit	Lawrence B. Skatoff (Chair) Isabelle C. Goossen Paul G. Shelton George S. Spindler	• Oversees accounting and financial reporting and audits of financial statements.
• Monitors performance of internal audit function and our system of internal control.
• Monitors performance, qualifications and independence of our independent registered public accounting firm and makes decisions regarding retention, termination and compensation of the independent registered public accounting firm and approves services provided by the independent registered public accounting firm.
• Monitors compliance with legal and regulatory requirements, including our Code of Business Conduct.
• Reviews our press releases and certain Securities and Exchange Commission filings.
		• Reviews related party transactions and potential conflict of interest situations.	8
Compensation	Paul G. Shelton (Chair) Warren L. Batts Darren M. Dawson Isabelle C. Goossen Christopher J. Hornung George S. Spindler	• Oversees our compensation policies and plans. • Approves goals and incentives for the compensation of our Chief Executive Officer and with the advice of management, other officers and managers. • Approves grants under our stock plans.	9
Nominating and Governance	Christopher J. Hornung (Chair) Warren L. Batts J. Edward Colgate Lawrence B. Skatoff George S. Spindler	• Selects director candidates for election to our board at the annual meeting or to fill vacancies. • Recommends board committee assignments. • Recommends compensation and benefits for directors. • Reviews our Corporate Governance Guidelines. • Conducts an annual assessment of board performance. • Annually reviews succession planning for our Chief Executive Officer.	5
Technology	Darren M. Dawson (Chair) J. Edward Colgate Isabelle C. Goossen Christopher J. Hornung	• Reviews with management our technology assets and future needs. • Reviews technology research and development activities and possible acquisitions of technology.	8

During the 2007 fiscal year, our board of directors held 12 meetings and no director attended less than 75% of the aggregate of the total number of meetings of our board and the total number of meetings held by the respective committees on which he or she served. Under our Corporate Governance Guidelines, our directors are expected to attend board and stockholder meetings and meetings of committees on which they serve and to meet as frequently as necessary to properly discharge their responsibilities.

Our independent directors hold regularly scheduled executive sessions at which only independent directors are present. Pursuant to our Corporate Governance Guidelines, our Chairman of the Board is the Presiding Director of such sessions.

Our Audit, Compensation, Nominating and Governance and Technology Committees operate pursuant to charters adopted by the board, which may be found on our website at www.methode.com.

Nominating Process of the Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for identifying and recommending to our board of directors individuals qualified to become directors consistent with criteria approved by our board. In considering potential candidates for our board, including with respect to nominations for re-election of incumbent directors, the Committee considers the potential candidate’s integrity and business ethics; strength of character, judgment and experience, consistent with our needs; specific areas of expertise and leadership roles; and the ability to bring diversity to our board. The Committee also considers the ability of the individual to allocate the time necessary to carry out the tasks of board membership, including membership on appropriate committees. No person may be nominated for election as a director after his or her 75th birthday.

The Committee identifies potential nominees by asking current directors and others to notify the Committee if they become aware of persons, meeting the criteria described above, who may be available to serve on our board. The Committee has sole authority to retain and terminate any search firm used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. Historically, the Committee has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and our board’s contacts are not sufficient to identify an appropriate candidate.

The Committee will consider suggestions from our stockholders. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members are evaluated. Upon receiving a stockholder recommendation, the Committee will initially determine the need for additional or replacement board members and evaluate the candidate based on the information the Committee receives with the stockholder recommendation or may otherwise acquire, and, may, in its discretion, consult with the other members of our board. If the Committee determines that a more comprehensive evaluation is warranted, the Committee may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our stockholders may recommend candidates at any time, but the Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting. The Committee believes this deadline is appropriate and in the best interests of Methode and our stockholders because it ensures that the Committee has sufficient time to properly evaluate all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2008 annual meeting of stockholders, a stockholder must submit the recommendation, in writing, by April 12, 2008. The written notice must include:

•	the name, age, business address and residential address of each proposed nominee and the principal occupation or employment of each nominee;

•	the number of shares of our common stock that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	any other information concerning each nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of those nominees.

Recommendations must be sent to the Nominating and Governance Committee, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

Communications with Directors

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of our board of directors on appropriate matters. All of our directors attended the 2006 annual meeting. We anticipate that all of our directors will attend the 2007 annual meeting.

In addition, stockholders may, at any time, communicate in writing with any particular director, or independent directors as a group, by sending such written communication to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706. Copies of written communications received at such address will be provided to the relevant director or the independent directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business or communications that relate to other improper or irrelevant topics.

Codes of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics for members of our board of directors, as well as a Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, as well as other employees. The codes may be found on our website at www.methode.com.

If we make any substantive amendments to the Code of Business Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K in accordance with applicable rules and regulations.

DIRECTOR COMPENSATION

We use a combination of cash and restricted stock to compensate our non-employee directors. Directors who are also our full-time employees are not paid for their services as directors or for attendance at meetings.

For the fiscal year ended April 28, 2007, non-employee directors are entitled to receive an annual cash retainer of $35,000 and an attendance fee of $1,000 for each special board meeting and all committee meetings. Our Chairman of the Board and the Chairman of each of our board committees received supplemental annual retainers in the following amounts: Chairman of the Board, $25,000; Chairman of the Audit Committee, $20,000; and Chairman of each of our Compensation Committee, Nominating and Governance Committee and Technology Committee, $10,000. In addition, members of our Audit Committee receive an additional annual retainer of $10,000. Pursuant to our Deferred Compensation Plan, our directors may elect to defer up to 100% of their retainers and attendance fees per year. Additional information regarding the Deferred Compensation Plan is described under the “Nonqualified Deferred Compensation” section in this proxy statement.

In August 2006, each non-employee director received a grant of 3,000 shares of restricted stock. Directors receive dividends on restricted stock subject to forfeiture. The restrictions on the restricted stock awards lapse ratably over three years. Generally, these awards become fully vested if a director’s service on the board is terminated due to retirement on or after age 65, retirement on or after age 55 with our consent, retirement at any age on account of total and permanent disability, or death.

The following table sets forth certain information regarding compensation to our non-employee directors during the fiscal year ended April 28, 2007.

	Fees Earned or	Stock Awards	All Other
	Paid in Cash	(1)(2)	Compensation	Total
Name	($)	($)	($)(3)	($)

Warren L. Batts	78,000	42,075	1,000	121,075
J. Edward Colgate	61,000	28,026	948	89,974
Darren M. Dawson	56,000	28,844	1,000	85,844
Isabelle C. Goossen	71,000	28,844	1,000	100,844
Christopher J. Hornung	72,000	29,947	1,071	103,018
Paul G. Shelton	75,000	29,947	1,071	106,018
Lawrence B. Skatoff	74,000	43,178	1,071	118,249
George S. Spindler	66,000	42,607	1,034	109,642

(1)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 28, 2007 in accordance with Statement of Financial Accounting Standards No. 123 (“SFAS No. 123(R)), and include amounts from awards granted in and prior to fiscal 2007. Under SFAS No. 123(R), the fair value of these awards is recognized ratably over the vesting period. Details of the assumptions used in valuing these awards are set forth in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 28, 2007.

(2)	As of April 28, 2007, each director held the following number of vested restricted stock awards: Mr. Batts, 6,000 shares; Mr. Colgate, 5,370 shares; Mr. Dawson, 6,000 shares; Ms. Goossen, 6,000 shares; Mr. Hornung, 6,850 shares; Mr. Shelton, 6,850 shares; Mr. Skatoff, 6,850 shares; and Mr. Spindler, 6,410 shares. In addition, each director held 3,000 shares of unvested restricted stock. During fiscal 2007, each non-employee was granted a restricted stock award for 3,000 shares of common stock. The grant date fair value of each of these equity awards as computed in accordance with SFAS No. 123(R) is $22,920. As of April 28, 2007, Mr. Batts held a vested stock option with respect to 10,000 shares of common stock.

(3)	Amounts reflect dividends paid with respect to outstanding restricted stock awards.

SECURITY OWNERSHIP

Five Percent Stockholders

The following table sets forth information regarding all persons known to be the beneficial owners of more than 5% of Methode’s common stock as of July 13, 2007 (except as set forth in the relevant footnotes).

		Number of Shares and
		Nature of Beneficial	Percent of
Name and Address of Beneficial Owner	Title of Class	Ownership(1)	Class(2)

Barclays Global Investors, N.A.(3)	Common Stock	3,733,263	9.9%
45 Fremont Street
San Francisco, California 94105
Royce & Associates, LLC(4)	Common Stock	2,484,255	6.6%
1414 Avenue of the Americas New York, New York 10019
T. Rowe Price Associates, Inc.(5)	Common Stock	2,403,850	6.3%
100 East Pratt Street
Baltimore, Maryland 21202
Dimensional Fund Advisors LP(6)	Common Stock	2,118,385	5.6%
1299 Ocean Avenue Santa Monica, California 90401

(1)	Beneficial ownership arises from sole voting and sole investment power of all shares reported unless otherwise indicated by footnote.

(2)	Based on 37,347,192 shares of common stock outstanding as of July 13, 2007.

(3)	Based solely on an amendment to Schedule 13G filed by Barclays Global Investors, N.A. and related entities with the Securities and Exchange Commission on May 10, 2007. Sole voting power was reported with respect to 3,533,633 shares and no voting power was reported with respect to 199,630 shares.

(4)	Based solely on a Schedule 13G filed by Royce & Associates, LLC with the Securities and Exchange Commission on January 23, 2007.

(5)	Based solely on an amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 13, 2007. Sole voting power was reported with respect to 587,700 shares and no voting power was reported with respect to 1,816,150 shares.

(6)	Based solely on an amendment to Schedule 13G filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 9, 2007.

Directors and Executive Officers

The following table sets forth information regarding our common stock beneficially owned as of July 13, 2007 by (i) each director and nominee, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

Number of Shares and
		Nature of Beneficial	Percent of
Name of Beneficial Owner	Title of Class	Ownership(1)	Class

Warren L. Batts	Common Stock	33,000(2)	*
J. Edward Colgate	Common Stock	8,370(3)	*
Darren M. Dawson	Common Stock	9,000(3)	*
Donald W. Duda	Common Stock	559,887(4)	1.5%
Isabelle C. Goossen	Common Stock	9,000(3)	*
Christopher J. Hornung	Common Stock	29,850(3)	*
Paul G. Shelton	Common Stock	18,850(3)	*
Lawrence B. Skatoff	Common Stock	10,850(3)	*
George S. Spindler	Common Stock	19,410(3)	*
Douglas A. Koman	Common Stock	239,698(5)	*
Robert J. Kuehnau**	Common Stock	52,145(6)	*
Thomas D. Reynolds	Common Stock	168,304(7)	*
Timothy R. Glandon	Common Stock	25,700(8)	*
All current directors and executive officers as a group (15 individuals)	Common Stock	1,263,129(9)	3.3%

*	Percentage represents less than 1% of the total shares of common stock outstanding as of July 13, 2007.

**	Mr. Kuehnau resigned as an executive officer effective April 27, 2007.

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated in the footnotes below.

(2)	Includes 3,000 shares of restricted stock subject to forfeiture and options to purchase 10,000 shares of common stock exercisable within 60 days.

(3)	Includes 3,000 shares of restricted stock subject to forfeiture. For Messrs. Batts, Skatoff and Spindler, these shares will automatically vest in the event of their retirement from the Board.

(4)	Includes 225,060 shares of restricted stock subject to forfeiture, options to purchase 25,000 shares of common stock exercisable within 60 days, and 13,724 shares of common stock held in our 401(k) Plan.

(5)	Includes 46,000 shares of restricted stock subject to forfeiture, options to purchase 8,750 shares of common stock exercisable within 60 days, and 12,456 shares of common stock held in our 401(k) Plan.

(6)	Includes 26,215 shares of restricted stock subject to forfeiture and 9,007 shares of common stock held in our 401(k) Plan.

(7)	Includes 70,000 shares of restricted stock subject to forfeiture, options to purchase 7,500 shares of common stock exercisable within 60 days and 10,504 shares of common stock held in our 401(k) Plan.

(8)	Includes 21,599 shares of restricted stock subject to forfeiture.

(9)	Includes 447,314 shares of restricted stock subject to forfeiture, options to purchase 41,250 shares of common stock exercisable within 60 days, and 52,111 shares of common stock held in our 401(k) Plan.

PROPOSAL ONE: ELECTION OF DIRECTORS

A board of nine directors will be elected at the annual meeting. Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. All of the nominees listed below currently serve as our directors, were recommended unanimously to our board of directors by our Nominating and Governance Committee, and were nominated by our board of directors. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy. If any of these nominees is not a candidate for election at the annual meeting, an event which our board of directors does not anticipate, the proxies will be voted for a substitute nominee recommended to our board of directors by our Nominating and Governance Committee and nominated by our board of directors.

Our board of directors recommends a vote “FOR” the election of the following nominees.

Warren L. Batts
Retired Chairman and Chief Executive Officer,
Tupperware Corporation
 Director since 2001
Age 74

Mr. Batts is the retired Chairman and Chief Executive Officer of Tupperware Corporation, a diversified consumer products company. In 1997, Mr. Batts retired as Chairman of Premark International, Inc., a diversified consumer products company, where he also served as Chief Executive Officer from 1986 until 1996. Mr. Batts has taught as an Adjunct Professor of Strategic Management at the University of Chicago Graduate School of Business since 1998. Mr. Batts has also served as a director and the Chairman of Chicago Children’s Memorial Medical Center; a life trustee for the Art Institute of Chicago; a director and the Chairman of the National Association of Manufacturers; and a director of the National Association of Corporate Directors.

Dr. J. Edward Colgate
Pentair-Nugent Professor,
Department of Mechanical Engineering,
Northwestern University
 Director since 2004
Age 44

Dr. Colgate is currently a Professor in the Department of Mechanical Engineering and the Founding Director of the Institute for Design Engineering and Applications at Northwestern University, where he has served in various professor positions since 1988. From June 1999 until September 2000, Dr. Colgate took a sabbatical leave from Northwestern University to serve as a founder and the President of Cobotics, Inc., which is now part of Stanley Assembly Technologies, a supplier of human interface technologies for the industrial marketplace. His research interests include human-machine systems, especially cobotics and haptic interface. Dr. Colgate is currently the holder of the Pentair-Nugent Teaching Professorship, and co-Director of the newly formed Segal Design Institute.

Dr. Darren M. Dawson
Professor,
Electrical and Computer Engineering Department,
Clemson University
 Director since 2004
Age 44

Dr. Dawson currently serves as a Professor in the Electrical and Computer Engineering Department at Clemson University, where he has held various professor positions since 1990. Dr. Dawson leads the Robotics and Mechatronics Laboratory, which is jointly operated by the Electrical and Mechanical Departments. His research interests include nonlinear control techniques for mechatronic systems, robotic manipulator systems and vision-based systems. Dr. Dawson’s work has been recognized by several awards, including the Clemson University Centennial Professorship in 2000.

Donald W. Duda
Chief Executive Officer and President,
Methode Electronics, Inc.
 Director since 2001
Age 52

Mr. Duda has served as our Chief Executive Officer since May 2004 and our President since 2001. Mr. Duda joined us in 2000 and served as our Vice President — Interconnect Products Group. Prior to his service with us, Mr. Duda held several positions with Amphenol Corporation, a manufacturer of electronic connectors, most recently as General Manager of its Fiber Optic Products Division from 1988 through 1998.

Isabelle C. Goossen
Vice President for Finance and Administration,
Chicago Symphony Orchestra Association
 Director since 2004
Age 55

Ms. Goossen has served as the Vice President for Finance and Administration for the Chicago Symphony Orchestra Association since 2001. From 1986 through 1999, Ms. Goossen held several management positions with Premark International, Inc., a diversified consumer products company, most recently as Vice President and Treasurer from 1996 through 1999.

Christopher J. Hornung
President, Pacific Cycle Division,
Dorel Industries, Inc.
 Director since 2004
Age 55

Mr. Hornung has served as Chief Executive Officer of Next Testing, Inc. since January 2007. Next Testing provides comprehensive, sport-specific athletic testing programs. From February 2004 through December 2006, Mr. Hornung served as President of the Pacific Cycle Division of Dorel Industries, Inc., a global consumer products company. Prior to the acquisition of Pacific Cycle by Dorel Industries Inc., Mr. Hornung served as the Chairman and Chief Executive Officer of Pacific Cycle.

Paul G. Shelton
Retired Vice President and Chief Financial Officer,
FleetPride, Inc.
Director since 2004
Age 57

Mr. Shelton retired in 2003 as Vice President and Chief Financial Officer of FleetPride Inc., an independent heavy-duty truck parts distributor. From 1981 through 2001, Mr. Shelton served in various management positions at AMCOL International Corporation, a supplier of specialty minerals and chemicals, most recently as Senior Vice President from 1995 through 2001 and Chief Financial Officer from 1984 through 2001. Mr. Shelton also served on the board of directors of AMCOL International Corporation for 12 years.

Lawrence B. Skatoff
Retired Executive Vice President and Chief Financial Officer,
BorgWarner Inc.
 Director since 2004
Age 67

Mr. Skatoff retired in 2001 as Executive Vice President and Chief Financial Officer of BorgWarner Inc., a manufacturer of highly engineered systems and components for the automotive industry. Prior to joining BorgWarner Inc., Mr. Skatoff was Senior Vice President and Chief Financial Officer of Premark International, Inc., a diversified consumer products company, from 1991 through 1999. Before joining Premark, Mr. Skatoff was Vice President-Finance of Monsanto Company, a worldwide manufacturer of chemicals and pharmaceuticals.

George S. Spindler
Retired Senior Vice President, Law and Corporate Affairs,
BP Amoco Corporation
 Director since 2004
Age 69

Mr. Spindler retired in 1999 as Senior Vice President, Law and Corporate Affairs, for BP Amoco Corporation, a provider of oil, gas and renewable energy sources. Mr. Spindler joined Amoco Corporation as an engineer in 1961 and, after completion of his law degree in 1966, served in various legal and management roles until his retirement. From 1999 to 2006, Mr. Spindler taught as an Adjunct Professor of Strategic Management at the University of Chicago Graduate School of Business.

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending May 3, 2008, subject to ratification of the selection by our stockholders. Ernst & Young has served as our independent registered public accounting firm for many years and is considered to be well qualified. We entered into an engagement agreement with Ernst & Young for its fiscal 2007 services, which, among other things, contains contractual provisions that subject us to alternative dispute resolution procedures and exclude punitive damages from any monetary award. It is anticipated that the services performed by Ernst & Young for fiscal 2008 will be subject to a similar engagement agreement.

Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

If our stockholders do not ratify the selection of Ernst & Young, our Audit Committee will reconsider the selection. Even if the selection is ratified, our Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Methode and our stockholders.

Our board of directors recommends a vote “FOR” the ratification of our audit committee’s selection of Ernst & Young as our independent registered public accounting firm.

PROPOSAL 3: APPROVAL OF THE
METHODE ELECTRONICS, INC. 2007 CASH INCENTIVE PLAN

On June 21, 2007, our board of directors, on the recommendation of our Compensation Committee and subject to stockholder approval, adopted the Methode Electronics, Inc. 2007 Cash Incentive Plan (the “Cash Plan”) to provide incentives for senior management to improve company performance and increase value for stockholders.

The Cash Plan is designed to provide “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended. Section 162(m), as clarified by recent guidance from the Internal Revenue Service, generally denies corporate tax deductions for annual compensation exceeding $1 million paid to certain employees, generally the chief executive officer and the three other most highly compensated executive officers of a public company, but excluding the chief financial officer. Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. In order for compensation to qualify as “performance-based,” the compensation may be paid only when the officers reach performance goals that include certain performance criteria approved by our stockholders, among other requirements. By approving the Cash Plan, you will be approving the performance criteria, eligibility requirements and annual incentive award limits under the Cash Plan, among other things. Upon stockholder approval, we believe that qualified awards payable pursuant to the Cash Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard.

Summary of the Cash Plan

The principal features of the Cash Plan are summarized below. This summary does not contain all information about the Cash Plan. A copy of the complete text of the Cash Plan is included in Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the Cash Plan.

Administration.  Our Compensation Committee is responsible for administering the Cash Plan. Each current member of our Compensation Committee is an “outside director” for purposes of Section 162(m). Our Compensation Committee has full and exclusive discretionary power to interpret the terms of the Cash Plan, to determine eligibility for awards, and to adopt rules, forms and guidelines.

Eligibility.  Our Compensation Committee may grant awards under the Cash Plan to present and future officers and other key employees of Methode or any subsidiary.

Terms of the Awards.  Our Compensation Committee will determine the amounts and terms of each award, including the performance criteria, performance goals and performance period. Our Compensation Committee currently anticipates awarding annual performance-based bonuses and restricted stock award (“RSA”) tandem cash bonuses pursuant to the Cash Plan. For additional information regarding these awards, please see “Fiscal 2008 Awards” below and the “Compensation Discussion and Analysis” section in this proxy statement.

All awards under the Cash Plan will be payable in cash and may be paid following the close of the performance period or receipt of the awards may be deferred by the employee, subject to certain deferral rules. Our Compensation Committee may establish different levels of payment under an award to correspond with different levels of achievement of performance goals specified in the award. No payment will be made unless and until our Compensation Committee has certified in writing that the applicable performance objectives have been attained. For awards other than RSA tandem cash bonuses, the maximum aggregate award that an employee may receive in any one calendar year may not exceed two times the employee’s annual salary (as listed on the Summary Compensation Table in our annual proxy statement). For RSA tandem cash bonuses, the value of the award may not exceed 50% of the aggregate fair market value as of the vesting date of the tandem restricted stock award. Both an RSA tandem cash bonus award and a cash award subject to the dollar limitation listed above may be made in the same calendar year. If an award to an officer fails to meet the requirements under Section 162(m), payment will be delayed until the amount is deductible or upon the officer’s termination of employment, whichever occurs first.

Acceleration of Payment.  Generally, if an employee’s employment with us is terminated due to retirement (after the employee’s 65th birthday, or 55th birthday with our consent), death or disability, the payment of outstanding awards under the Cash Plan will accelerate. In addition, in the event of a “change of control” (as defined in the Cash Plan), the payment of outstanding awards will accelerate. In each case, payment will be made on a pro rata basis based on performance to date.

Performance Criteria.  Our Compensation Committee will base awards under the Cash Plan upon an employee attaining performance goals related to one or more performance criteria selected by our Compensation Committee from among the following measures, individually or in combination:

(a) meeting specific targets for or growth in any of the following: stock price; net sales (dollars or volume); cash flow; operating income; net income; earnings per share; earnings before taxes; earnings before interest and taxes; or earnings before interest, taxes, depreciation and amortization (EBITDA);

(b) return on any of the following: net sales; assets or net assets; or invested capital;

(c) management of any of the following: working capital; expenses; or cash flow;

(d) meeting specific targets for or growth in any of the following: productivity; specified product lines; market share; product development; customer service or satisfaction; employee satisfaction; strategic innovation; or acquisitions;

(e) specific personal performance improvement objectives relative to any of the following: formal education; executive training; leadership training; or succession planning.

Amendment and Termination.  Our board of directors may amend the Cash Plan at any time, but may not impair the rights of participants with respect to any outstanding awards without the consent of the participants. Our board of directors will seek stockholder approval of an amendment to the Cash Plan if such approval is required under Section 162(m) of the Code. Our board of directors may terminate the Cash Plan at any time. The Cash Plan will automatically terminate in ten years after it is adopted by our board of directors.

New Plan Benefits.  Our Compensation Committee will grant awards under the Cash Plan in its discretion. Except as described below under “Fiscal 2008 Awards,” the participants and other terms of the awards have not been determined at this time. Information regarding fiscal 2007 practices with respect to annual performance-based bonuses and the RSA tandem cash bonuses is presented in the “Summary Compensation Table” section in this proxy statement. We may authorize and pay cash and non-cash awards under plans and arrangements other than the Cash Plan.

Federal Income Tax Consequences

Amounts paid pursuant to the Cash Plan are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Upon receipt of cash awards under the Cash Plan, the recipient will have taxable ordinary income for federal income tax purposes, in the year of receipt, equal to the amount of cash received. Unless limited by Section 162(m), we will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income. This discussion of the tax consequences of awards under the Cash Plan does not purport to be complete in that it discusses only federal income tax consequences and it does not discuss tax consequences that may arise in special circumstances, such as death of an award recipient.

Fiscal 2008 Awards

In July 2007, our Compensation Committee authorized certain incentive awards to executive officers under the Cash Plan, subject to stockholder approval of the Cash Plan. These awards include an annual performance-based bonus award and an RSA tandem cash bonus award. These awards are intended to qualify for full deductibility under Section 162(m) of the Code if they are subsequently earned and paid out.

The annual performance-based bonus awards are cash incentive awards for the 2008 fiscal year, which will become payable for performance if certain performance goals are achieved in the 2008 fiscal year. Pursuant to these awards, the key performance measure for all of our executive officers is earnings before interest and taxes based on our overall consolidated financial results. For our executive officers other than Messrs. Duda and Koman, a portion of this bonus is also dependent on achieving certain individual management by objectives (“MBOs”). MBOs include qualitative factors which emphasize strong performance, such as product diversification, technology acquisitions and talent management.

The RSA tandem cash bonus awards are cash incentive awards that will become payable for performance over a three-year period if certain performance goals are achieved. Our Compensation Committee granted these awards concurrently with the restricted stock awards described under the “Proposal Four: Approval of the Methode Electronics, Inc. 2007 Stock Plan — Fiscal 2008 Awards” section in this proxy statement. The performance measures for each of the named executive officers include net sales growth and return on invested capital. The maximum amount of the RSA tandem cash bonus will equal the product of the closing price of our common stock as of May 1, 2010, and 50% of the number of shares awarded to such executive officer under the 2008 restricted stock award. For Messrs. Duda and Koman, the measure is based on our overall consolidated financial results. For Messrs. Reynolds and Glandon, the measure is based exclusively on the financial results of the respective divisions they manage.

The table below shows the amounts payable under the fiscal 2008 awards under the Cash Plan upon the named officers achieving specified levels of performance. In calculating the amounts set forth below for the RSA tandem cash bonus awards, we used the closing price of our common stock on July 16, 2007. The actual amounts to be paid, if any, will depend on the closing price of our common stock as of May 1, 2010.

		Dollar Value	Dollar Value	Dollar Value
	Type of Bonus	($)	($)	($)
Name and Position	Award	Threshold Level	Target Level	Maximum Bonus

Donald W. Duda	Annual	$272,000	$320,000	$448,000
President and Chief	RSA Tandem	$0	$0	$500,010
Executive Officer
Douglas A. Koman	Annual	$110,500	$130,000	$182,000
Chief Financial Officer,	RSA Tandem	$0	$0	$125,007
Vice President, Corporate Finance
Thomas D. Reynolds	Annual	$95,200	$160,000	$204,800
Senior Vice President,	RSA Tandem	$0	$0	$249,996
Worldwide Automotive Operations
Timothy R. Glandon	Annual	$71,400	$120,000	$153,600
Vice President and General Manager, North	RSA Tandem	$0	$0	$125,000
American Automotive
All Current Executive	Annual	$632,400	$870,000	$1,167,600
Officers as a Group(1)	RSA Tandem	$0	$0	$1,250,032

(1)	Mr. Kuehnau resigned as an executive officer effective April 27, 2007, and was not granted an award under the Cash Plan. Directors are not eligible to receive awards under the Cash Plan.

Our board of directors recommends a vote “FOR” the approval of the Methode Electronics, Inc. 2007 Cash Incentive Plan.

PROPOSAL 4: APPROVAL OF THE
METHODE ELECTRONICS, INC. 2007 STOCK PLAN

On June 21, 2007, our board of directors, on the recommendation of our Compensation Committee and subject to stockholder approval, adopted the Methode Electronics, Inc. 2007 Stock Plan (the “Stock Plan”). Our board is asking you to approve the Stock Plan because it advances our interests by providing our eligible directors and employees with the opportunity to acquire shares of our common stock. By encouraging stock ownership, we seek to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to our directors and employees to promote the success of our business.

The Stock Plan is designed to allow for “performance-based compensation” under Section 162(m) of the Code. Examples of performance-based compensation under the Stock Plan include awards for which the grant or vesting is subject to performance criteria. Under Section 162(m), in order for compensation to be “performance-based,” the compensation may be paid only when officers reach performance goals that include performance criteria approved by our stockholders, among other requirements. By approving the Stock Plan, you will be approving the performance criteria, eligibility requirements and annual incentive award limits under the Stock Plan, among other things. Upon stockholder approval, we believe that qualified awards payable pursuant to the Stock Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard.

We currently grant equity incentive awards in the form of restricted stock and restricted stock units under the Methode Electronics, Inc. 2004 Stock Plan (the “2004 Plan”) or the Methode Electronics, Inc. 2000 Stock Plan (the “2000 Plan”). The restricted stock and restricted stock unit awards made to our executive officers have historically been subject to a performance-based vesting condition linked to revenue growth and return on invested capital achieved during a three-year vesting period. Awards of restricted stock and restricted stock units under the 2004 Plan and the 2000 Plan do not technically qualify as “performance-based compensation” under Section 162(m) of the Code. As such, the value of these awards is required to be included for purposes of determining whether the $1 million deduction limit has been exceeded in each fiscal year.

As of April 28, 2007, awards with respect to 400,900 shares and 171,877 shares of our common stock were subject to issuance under the 2004 Plan and the 2000 Plan, respectively. Upon the adoption of the 2007 Stock Plan, our board of directors elected to terminate the 2004 Plan and the 2000 Plan with respect to the shares reserved under these plans that are not subject to outstanding awards.

Summary of the Stock Plan

The principal features of the Stock Plan are summarized below. This summary does not contain all information about the Stock Plan. A copy of the complete text of the Stock Plan is included in Appendix B to this proxy statement, and the following description is qualified in its entirety by reference to the text of the Stock Plan.

Type of Awards.  The Stock Plan provides for the granting of awards of nonqualified stock options (“NSOs”), incentive stock options (“ISOs”), restricted stock, restricted stock units, stock appreciation rights (“SARs”), and performance share units (“Performance Share Units”), any of which may be performance-based awards.

Administration.  Our Compensation Committee will administer the Stock Plan. All determinations of our Compensation Committee are final and binding on all participants. Our Compensation Committee has discretionary authority to interpret the terms of the Stock Plan, to determine eligibility for and grant awards, and to adopt rules, forms and guidelines, among other matters.

Participants.  Present and future directors, officers and key employees of Methode or any subsidiary are eligible to participate in the Stock Plan. Our Compensation Committee from time to time will select participants.

Number of Shares of Common Stock Available.  The Stock Plan permits a total of 1,250,000 shares of our common stock to be awarded to participants. Shares issued under the Stock Plan may be either authorized but unissued shares or treasury shares. If any award terminates, expires, is cancelled or forfeited as to any number of shares of common stock, new awards may be awarded with respect to such shares. The total number of shares of common stock with respect to which awards may be granted to any participant in any calendar year shall not exceed 200,000 shares.

Nonqualified Stock Options.  The Stock Plan provides for the granting of NSOs to any of our directors, officers or key employees. Our Compensation Committee has the authority to determine the terms and conditions of each grant, including the number of shares subject to each NSO, the option period and the option exercise price. The NSO exercise price may not be less than 100% of the fair market value of our common stock on the date of grant.

Unless our Compensation Committee otherwise determines, the option period for NSOs granted pursuant to the Stock Plan will expire upon the earliest of: (1) ten years after the date of grant; (2) three months after termination of employment for any reason other than cause, death, or total and permanent disability; (3) three months after a nonemployee director’s termination as a member of the board of directors for any reason other than cause, death, or total and permanent disability; (4) immediately upon termination of employment or service on the board of directors for cause; (5) 12 months after termination of employment on account of death or total and permanent disability; or (6) such other date or event as specified by our Compensation Committee. These periods shall be tolled during any period for which our employees are prohibited from engaging in transactions in our stock.

Incentive Stock Options.  The Stock Plan provides for the granting of ISOs to any of our employees. Our Compensation Committee has the authority to determine the terms and conditions of each ISO grant, including without limitation, the number of shares subject to each ISO and the option period. The ISO exercise price is also determined by our Compensation Committee and may not be less than the fair market value of our common stock on the date of grant and not less than 110% of the fair market value if the participant was the holder of more than 10% of our outstanding voting securities on the date of the grant.

Unless our Compensation Committee otherwise determines, the option period for ISOs granted under the Stock Plan will expire upon the earliest of: (1) ten years after the date of grant (five years in the case of a holder of more than 10% of our outstanding voting securities); (2) three months after termination of employment for any reason other than cause, death or total and permanent disability; (3) immediately upon termination of employment for cause; (4) 12 months after death or total and permanent disability; or (5) such other date or event as specified by our Compensation Committee. These periods shall be tolled during any period for which our employees are prohibited from engaging in transactions in our stock.

Restricted Stock and Restricted Stock Units.  The Stock Plan permits the granting of awards of shares of restricted stock and restricted stock units to any director, officer or key employee. Awards of shares of restricted stock and restricted stock units may be issued without payment. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the shares of restricted stock or the restricted stock units expire and new certificates representing unrestricted shares of common stock are issued to the participant. Generally, in the case of shares of restricted stock, the participant will have all of the rights of our stockholders, including the right to vote the shares and the right to receive dividends payable with respect to the shares of restricted stock, unless our Compensation Committee specifies otherwise in the award. In the case of an award of restricted stock units, no shares of common stock or other property will be issued at the time the award is granted. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units, shares of common stock will be issued to the holder of the restricted stock units.

Stock Appreciation Rights.  The Stock Plan provides for the granting of SARs to any director, officer or key employee. A SAR will entitle the participant to surrender any then exercisable portion of the SAR, and in exchange, receive a number of shares of common stock with a fair market value equal to the product of (1) the excess of the fair market value of our common stock on the date of surrender over the fair market value on the grant date, and (2) the number of shares of common stock subject to such SAR. SARs may be exercisable during a period established by our Compensation Committee. The Compensation Committee may allow participants to be paid in cash instead of shares of common stock.

Performance Share Units.  The Stock Plan permits the granting of awards of Performance Share Units to any director or employee. No shares of common stock or other property will be issued upon the grant of Performance Share Units. Awards of Performance Share Units shall provide that upon the achievement of specified performance goals, a certain number of shares of common stock shall be issued to the participant. The Compensation Committee may allow participants to be paid in cash instead of shares of common stock.

Performance-Based Awards.  Our Compensation Committee may grant awards, including restricted stock or restricted stock units, that are subject to the achievement of performance goals as may be determined by our Compensation Committee. These awards, when they are intended to qualify under Section 162(m) of the Code, are called “Qualified Performance-Based Awards,” and may be granted to certain employees, generally the chief executive officer and three other most highly compensated executive officers, but specifically excluding the chief financial officer. Our Compensation Committee may grant awards to these officers that are performance-based but are not intended to qualify as Qualified Performance-Based Awards.

For any award that is granted to our chief executive officer or any of our three highest paid executive officers other than the chief financial officer and is intended to comply with the requirements for performance-based awards under Section 162(m), our Compensation Committee will, in writing, (a) designate the eligible officers, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the performance goals and the amounts of such awards, as applicable, to be earned by each eligible officer for the performance period.

Following the completion of each performance period, our Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period. No award or portion of an award that is subject to the satisfaction of any condition will be considered to be earned or vested until our Compensation Committee certifies in writing that the conditions to which the distribution, earning or vesting of the award is subject have been achieved. During the performance period, our Compensation Committee may not increase the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payments as provided for in the award agreement.

The payment of Qualified Performance-Based Awards under the Stock Plan will be based upon officers attaining performance goals related to one or more performance criteria selected by our Compensation Committee from among the following measures, individually or in combination:

(a) meeting specific targets for or growth in any of the following: stock price; net sales (dollars or volume); cash flow; operating income; net income; earnings per share; earnings before taxes; earnings before interest and taxes; or earnings before interest, taxes, depreciation and amortization (EBITDA);

(b) return on any of the following: net sales; assets or net assets; or invested capital;

(c) management of any of the following: working capital; expenses; or cash flow;

(d) meeting specific targets for or growth in any of the following: productivity; specified product lines; market share; product development; customer service or satisfaction; employee satisfaction; strategic innovation; or acquisitions;

(e) specific personal performance improvement objectives relative to any of the following: formal education; executive training; leadership training; or succession planning.

Vesting.  Unless our Compensation Committee establishes a different vesting schedule at the time of grant, awards generally vest 33% after one year, 66% after two years and 100% after three years. A participant may not exercise an option or SAR or transfer shares of restricted stock until the award has vested. Generally, if a participant’s employment with us is terminated due to retirement (after the participant’s 65th birthday, or 55th birthday with the consent of the company), death or retirement on account of disability, the participant’s awards will become fully vested. Awards to non-employee directors will become fully vested if the individual ceases to be a director for any reason, other than removal for cause. In addition, in the event of a “change of control”, any award issued to participants will be fully vested, except that awards with vesting subject to performance criteria shall vest on a pro rata basis. If a participant’s employment with us is terminated for any other reason, any awards that are not yet vested are forfeited.

Adjustments for Change in Capitalization.  The Stock Plan provides that in the event of a stock dividend, stock split, recapitalization or similar event affecting our capital structure, or a merger, acquisition or similar transaction, our Compensation Committee will make substitutions or adjustments as it deems appropriate and equitable to the share reserve, the share limitations described above, and the purchase price and number of shares subject to outstanding awards.

Cashouts.  In the event of certain extraordinary corporate transactions, our Compensation Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding awards for the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of common stock upon or in respect of such event. However, in each case, with respect to any ISO, no such adjustment may be made that would cause the Stock Plan to violate Section 422 of the Code (or any successor provision).

Federal Tax Consequences.  The following brief description of the tax consequences of awards under the Stock Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

Incentive Stock Options.  A grantee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the grantee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the grantee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and we are not entitled to a federal income tax deduction. The exercise of an ISO may in some cases trigger liability for the alternative minimum tax. If a grantee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the grantee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the grantee has held the ISO shares prior to disposition. In the year of a disqualifying disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes as a result of the disposition.

Nonqualified Stock Options.  A grantee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such option, the grantee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. We receive an income tax deduction in an amount equal to the ordinary income that the grantee recognizes upon the exercise of the NSO.

Restricted Stock.  A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. We receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards.  In the case of an exercise of an SAR or an award of restricted stock units or Performance Shares, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Section 162(m).  Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation in excess of $1 million paid in any taxable year to certain employees, generally the chief executive officer and three other most highly compensated executive officers, other than the chief financial officer. Compensation that qualifies as “performance-based compensation,” however, is excluded from the $1 million deductibility cap. We intend that some of the awards granted to these officers at the time a deduction arises in connection with the awards qualify as “performance-based compensation” so that deductions with respect to those awards will not be subject to the $1 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that awards under the Stock Plan will qualify as “performance-based compensation” so that deductions are not limited by Section 162(m) of the Code.

Amendment; Termination.  Our board of directors may amend the Stock Plan at any time, but may not impair the rights of participants with respect to any outstanding awards without the consent of participants. If our board wishes to increase the limitations on the shares available under the Stock Plan, it will seek approval of our stockholders. Our board may not amend the provision of the Stock Plan that requires stockholder approval before repricing an award. The Stock Plan will terminate ten years after its adoption by our board of directors; provided, however, that our board of directors may terminate the Stock Plan at any time.

Fiscal 2008 Awards

In July 2007, our Compensation Committee authorized restricted stock awards to executive officers under the Stock Plan, subject to stockholder approval of the Stock Plan. These restricted stock awards are subject to a performance-based vesting condition linked to the net sales growth and return on invested capital achieved during a three-year vesting period, ending on May 1, 2010. For Messrs. Duda and Koman, the measure is based on our overall consolidated financial results. For Messrs. Reynolds and Glandon, the measure is based exclusively on the financial results of the respective divisions they manage. At this time, our Compensation Committee also authorized restricted stock awards to our non-employee directors under the Stock Plan, subject to stockholder approval of the Stock Plan. Each of our non-employee directors received a contingent grant of 3,000 shares of restricted stock.

The table below shows the number of shares of restricted stock deliverable under the fiscal 2008 awards under the Stock Plan upon achievement of specified levels of performance.

	Number of Shares	Number of Shares	Number of Shares
Name and Position	Threshold Level	Target Level	Maximum Bonus

Donald W. Duda President and Chief Executive Officer	11,955	59,773	59,773
Douglas A. Koman Chief Financial Officer, Vice President, Corporate Finance	2,989	14,943	14,943
Thomas D. Reynolds Senior Vice President, Worldwide Automotive Operations	5,977	29,886	29,886
Timothy Glandon Vice President and General Manager, North American Automotive	2,989	14,943	14,943
All Current Executive Officers as a Group (1)	29,886	149,431	149,431
Non-Executive Director Group (2)	24,000	24,000	24,000

(1)	Mr. Kuehnau resigned as an executive officer effective April 27, 2007, and was not granted an award under the Stock Plan.

(2)	The restricted stock awards granted to the non-executive directors are not subject to any performance conditions.

Equity Compensation Plan Information

The following table provides information about shares of our common stock that may be issued upon exercise of stock options or granting of stock awards under all of our existing equity compensation plans as of April 28, 2007.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to Be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the First
Plan Category	Warrants and Rights	Warrants and Rights	Column)

Equity compensation plans approved by security holders	818,918	$10.26	572,777
Equity compensation plans not approved by security holders	—	—	—

Total	818,918	$10.26	572,777

Our board of directors recommends a vote “FOR” the approval of the Methode Electronics, Inc. 2007 Stock Plan.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of our board of directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. Our board has determined that each member of our Audit Committee meets the requirements as to independence, experience and expertise established by the Nasdaq Stock Market. In addition, our board has determined that Mr. Skatoff is an Audit Committee financial expert as defined by the Securities and Exchange Commission. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended April 28, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed and discussed with our independent registered public accounting firm, Ernst & Young, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

Ernst & Young provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). The Audit Committee discussed with Ernst & Young the firm’s independence from management and Methode and considered the compatibility of nonaudit services with the firm’s independence.

Our Audit Committee discussed with our internal auditors and Ernst & Young the overall scope and plans for their respective audits. Our Audit Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also discussed with Ernst & Young matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, the Committee recommended to our board of directors (and our board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 28, 2007 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Lawrence B. Skatoff, Chairman
Isabelle C. Goossen
Paul G. Shelton
George S. Spindler

Auditing and Related Fees

Our Audit Committee engaged Ernst & Young to examine our consolidated financial statements for the fiscal year ended April 28, 2007. Fees paid to Ernst & Young for services performed during the 2007 and 2006 fiscal years were as follows:

	Fiscal 2007	Fiscal 2006

Audit Fees (1)	$917,500	$893,800
Audit-Related Fees (2)	1,900	12,900
Tax Fees (3)	22,400	118,200
All Other Fees (4)	—	—

	$941,800	$1,024,900

(1)	Audit fees represent aggregate fees billed for professional services rendered by Ernst & Young for the audit of our annual financial statements and review of our quarterly financial statements, audit services provided in connection with other statutory and regulatory filings and consultation with respect to various accounting and financial reporting matters.

(2)	Audit-related fees represent the aggregate fees billed for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees” above. These audit-related fees include fees for employee benefit plan audits, and due diligence services.

(3)	Tax fees principally included tax compliance fees of $22,400 and $58,200, in 2007 and 2006, respectively, and tax advice fees of $60,000 in 2006.

(4)	There were no other fees billed by Ernst & Young in the 2007 and 2006 fiscal years.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis describes the key elements of our executive compensation program, including an analysis of compensation earned by or paid to our named executive officers in the 2007 fiscal year. In this discussion, the term “named executive officers” refers to the five officers about whose compensation we provide detailed tabular and narrative information in this proxy statement.

Our Compensation Committee oversees the design, implementation and administration of our executive compensation program. The primary goal of our compensation program is to reward performance and align executives’ interests with those of our stockholders. The principal elements of our executive compensation program are base salary, annual cash incentive compensation, long-term incentive compensation in the form of cash and/or equity-based awards, opportunities for tax-efficient retirement savings and company contributions under our 401(k) savings plan, perquisites and welfare benefits. We also provide for benefits upon a change in control in certain circumstances.

Objectives and Measurement Principles

Our executive compensation program supports our objective of enhancing stockholder value through a competitive program that attracts high-quality talent and rewards executives for demonstrating strong leadership and delivering results. Our executive compensation program is designed to:

•	Link pay to company and individual performance by targeting a significant portion of an executive’s total direct compensation as variable, at-risk compensation that is dependent on successful achievement of specified annual and long-term performance goals;

•	Align executive interests with shareholder interests by establishing programs that promote increased stockholder value and require a significant ownership of our common stock for our executive officers; and

•	Attract and retain talent by paying competitively.

The primary metrics we use in structuring our performance-based equity and cash awards include annual sales goals, annual profit goals, return on invested capital (over a three-year period) and revenue growth (over a three-year period). In addition, we use individual management by objectives (“MBOs”) to determine payouts under our annual bonus program. MBOs include qualitative factors which emphasize strong performance, such as product diversification, technology acquisitions and talent management.

Our Compensation Process

Our Compensation Committee meets as often as necessary to perform its duties. In fiscal 2007, our Compensation Committee met nine (9) times. Although most decisions regarding executive compensation are made in the first quarter of our fiscal year, our management and our Compensation Committee continue to monitor developments during the year. Our Compensation Committee typically meets with Donald Duda, Chief Executive Officer, and, where appropriate, Douglas Koman, Chief Financial Officer. From time to time, our Compensation Committee engages compensation consultants to review the competitiveness and effectiveness of our executive compensation program. In connection with setting fiscal 2007 compensation, both Towers Perrin and The Delves Group were engaged to provide analyses of our executive compensation program as compared to established market benchmarks, as described more fully below.

Our Compensation Committee annually reviews tally sheets summarizing our named executive officers’ total compensation, including direct compensation; benefits under equity compensation programs; and perquisites and potential payments on termination of employment, whether on a change in control of Methode or otherwise.

Our Chief Executive Officer’s compensation is determined by our Compensation Committee. Management provides relevant survey and other data to the Committee that it may consider for this purpose. Management does not make recommendations to our Compensation Committee regarding compensation elements with respect to Mr. Duda’s compensation. For named executive officers other than Mr. Duda, total compensation packages are developed and recommended by Mr. Duda, in consultation with Mr. Koman, our Chief Financial Officer, and based on guidelines provided by our Compensation Committee. Our Compensation Committee determines whether to approve these recommendations, subject to any further modifications that it may deem appropriate.

Market Benchmarking and Positioning

We strive to provide compensation opportunities that are competitive with comparable positions at other companies with which we compete for executive talent. As appropriate to further this objective, we review market compensation data and evaluate our executive compensation program as compared to a group of peer companies and various compensation surveys and databases, in each case as provided by our compensation consultants.

For compensation decisions affecting fiscal 2007 compensation, our peer group included the following companies: Cobra Electronics Corporation, CTS Corporation, Electro Scientific Industries, Inc. Franklin Electric Co., Inc., Gerber Scientific, Inc., Kemet Corporation, Littelfuse, Inc., Rogers Corporation, Standard Motor Products, Inc., and Stoneridge, Inc. In setting fiscal 2007 compensation, our Compensation Committee also reviewed the following compensation surveys and databases: Watson Wyatt Compensation Calculation (electrical equipment and electronics companies); Watson Wyatt Top Management and Middle Management Databases; Proprietary Cash Compensation Survey (manufacturing companies); and Towers Perrin CDB Executive Compensation and Middle Management and Professional Databases. In identifying appropriate comparisons, our Compensation Committee focuses on revenues, returns on sales, invested capital and growth in sales and profits.

As a general policy, we target total direct compensation (that is, base salary, annual and long-term cash incentives and equity-based compensation) for our named executive officers in the 50th to 75th percentile among companies in our peer group and comparable companies within the applicable compensation surveys and databases. In setting compensation for each named executive officer, our Compensation Committee also reviews historical compensation levels, internal equity and consistency, tenure and industry conditions. These and other factors may affect whether total pay for each of our named executive officers falls within the benchmark range. For fiscal 2007 compensation, such other factors included the successful diversification of our products, international expansion and implementation of cost cutting measures. In addition, if we or the relevant business unit performs particularly well or poorly, total direct compensation for one or more of our named executive officers could be above or below the target levels.

Consistent with our pay-for-performance philosophy, our executive compensation program is structured so that a significant amount of each of our named executive officers’ compensation is variable compensation and “at risk” for non-payment if we fail or the executive fails to meet performance targets. The proportion of compensation that is at risk increases with the executive’s level of responsibility. For fiscal 2007, the majority of the named executive officers’ total direct compensation is at risk (on average, 65%). At risk compensation for fiscal 2007 includes the annual bonus and the restricted stock awards, together with the RSA tandem cash awards (described below). As a general policy, we structure the executive compensation program so that approximately 50% to 75% of total direct compensation is in the form of cash.

Elements of Compensation

Base Salary.  Our Compensation Committee establishes base salaries on an annual basis, taking into account levels of responsibility, prior experience and breadth of knowledge, potential for advancement, recent promotions, past performance, internal equity issues and external pay practices. In general, we target annual base salaries for our named executive officers at the 50th percentile among companies in our peer group and comparable companies within the applicable compensation surveys and databases. For fiscal 2007, our Compensation Committee did not increase the base salary of either Mr. Duda or Mr. Koman. In connection with promotions, Messrs. Reynolds and Glandon were awarded base salary raises of 32% and 45%, respectively.

Annual Performance-Based Bonus.  At the beginning of fiscal 2007, our Compensation Committee established individual target awards, expressed as a percentage of base salary, and subject to the achievement of performance goals for all executive officers and management personnel. Bonuses are paid quarterly and are capped at 140% of the established target bonus amount. The awards generally reflect a threshold payment, a target payment and a maximum payment, depending on the level of performance measure achieved. For fiscal 2007, the performance measures for each of the named executive officers include annual net sales and quarterly profit measures compared to budget. For Messrs. Duda, Koman and Kuehnau, the measure is based on our overall consolidated financial results. For Messrs. Reynolds and Glandon, the measure is based exclusively on the financial results of the respective divisions they manage.

In addition, the awards use individual MBOs as a performance measure to determine payouts under our annual bonus program. MBOs include qualitative factors which emphasize strong performance, such as product diversification, technology acquisitions and talent management. In general, the most importance is given to quarterly profit measures, followed by the MBOs. Our Compensation Committee believes that using sales and profit measures as a key performance measure focuses the executives on balancing investment and cost control to achieve growth. In setting the measures, our Compensation Committee considered, among other matters, each individual’s and our past performance, the fiscal 2007 operating budget, and general economic conditions. Our Compensation Committee believes that these performance measures are challenging. No amounts are payable unless a specified “threshold” performance level is reached for the applicable period.

Discretionary Cash Bonus.  From time to time, our Compensation Committee awards discretionary cash bonuses to the executive officers for exceptional or unusual performance. Historically, such discretionary cash bonuses have been granted in connection with significant involvement in the negotiation, due diligence and integration of an acquired business, the development of a new product line or the recruitment of a significant new customer. In fiscal 2007, Mr. Reynolds received a discretionary bonus of $40,000 and Mr. Glandon received a discretionary bonus of $30,000 in connection with the acquisition of TouchSensor Technologies, L.L.C. (“TST”). None of our other named executive officers received a discretionary bonus in fiscal 2007.

Stock Awards.  Our Compensation Committee believes that equity-based compensation is the most effective means of ensuring that our executive officers have a continuing stake in our long-term success. We currently utilize restricted stock awards and restricted stock units as our equity compensation component. Our Compensation Committee believes that these awards serve the following purposes: (i) reward executive officers for long-term stockholder value creation; (ii) provide competitive long-term incentive award opportunities; (iii) retain employees through wealth accumulation opportunities; and (iv) focus executive officers on long-term, sustained performance.

The restricted stock awards and restricted stock unit awards granted to our executive officers in fiscal 2007 are subject to a performance-based vesting condition linked to the revenue growth and return on invested capital achieved during a three-year vesting period. These performance-based awards do not vest unless we achieve a minimum target level of revenue growth and return on invested capital.

RSA Tandem Cash Bonus.  In connection with the grant of the fiscal 2007 restricted stock awards, we agreed to pay each executive officer a cash bonus if we exceed our financial targets for revenue growth and return on invested capital, which will be measured as of May 2, 2009. The maximum amount of the tandem cash bonus will equal the product of the closing price of our common stock as of May 2, 2009, and 50% of the number of shares awarded to such executive under the 2007 restricted stock award.

Legacy Longevity Bonus Program.  For fiscal 2006 and previous years, our executive officers received long-term incentive awards under the Longevity Contingent Bonus Program (the “Longevity Bonus Program”). The Longevity Bonus Program awards a matching bonus equal to the amount of the current quarterly bonus, which will be considered as earned and payable in three years, provided that the participant is still employed and performance has been satisfactory. If, for any reason other than death, disability, or retirement, the participant terminates his or her employment with us during the three-year period, or his or her performance is not satisfactory, no longevity compensation is payable under this program. Commencing with fiscal 2007, the named executive officers are not eligible to receive future awards under the Longevity Bonus Program. Amounts previously earned by these executives under the Longevity Bonus Program will continue to be paid through fiscal 2009.

Other Benefits and Perquisites.  Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and our 401(k) savings plan (with a company contribution), in each case on the same basis as other employees, subject to applicable law. Our executive officers are also provided deferred compensation opportunities through a non-qualified Deferred Compensation Plan. In fiscal 2007, we did not contribute any amounts to the Deferred Compensation Plan on behalf of any of the named executive officers. For a description of the Deferred Compensation Plan, please see the section entitled “Nonqualified Deferred Compensation” below. Dividends are paid with respect to all vested and unvested outstanding restricted stock awards held by our employees. Mr. Duda is also paid an amount equal to the dividend payment with respect to the restricted stock units converted from restricted stock awards (described in more detail below). Mr. Kuehnau participates in our Capital Accumulation Program (which was terminated several years ago), pursuant to which he is entitled to above-market interest accruals on his contributions to such plan. In addition, a few perquisites are provided to the named executive officers. Perquisites include a company car allowance, association dues, limited corporate aircraft usage and provision for an annual physical exam.

Change of Control Payments.  We have entered into change of control agreements with our executive officers. These agreements are designed to promote stability and continuity of senior management, both of which are in the best interest of Methode and our stockholders. Our change of control provisions for the named executive officers are summarized below under “Executive Compensation — Potential Payments Upon Termination or Change of Control.”

Significant Policies and Procedures

Stock Ownership Policy.  Our Compensation Committee considers stock ownership by management to be an important means of linking management’s interests with those of stockholders. We maintain stock ownership guidelines for our executive officers. The amount of stock required to be owned increases with the level of responsibility of each executive. The requirements are subject to a phase-in period in the event of a new hire or a promotion. Our Chief Executive Officer and Chief Financial Officer are expected to own at least 80,000 and 28,000 shares, respectively. All other executive officers are expected to own stock with a value at least equal to their current base salary. Vested restricted stock awards and restricted stock units are included in the calculation of stock ownership for purposes of these guidelines. In valuing restricted stock awards and restricted stock units for this purpose, the policy permits the use of the greater of the grant date fair market value or the current fair market value. Considering the applicable phase-in periods, all of our named executive officers were in compliance with our stock ownership policy for fiscal 2007.

Practices Regarding Grants of Equity Awards.  Our broad-based equity grants are generally made at a scheduled meeting of our Compensation Committee occurring at approximately the same time each year. In addition, our Compensation Committee may choose to make grants of equity awards outside the annual broad-based grant, including in the case of newly hired employees and in connection with promotions.

Policy With Respect to Deductibility of Compensation.  Section 162(m) of the Code, as clarified by recent guidance from the Internal Revenue Service, generally denies corporate tax deductions for annual compensation exceeding $1 million paid to certain employees (generally the chief executive officer and the three other most highly compensated executive officers of a public company, but excluding the chief financial officer), unless that compensation qualifies as performance-based compensation under a stockholder approved plan and meets certain other technical requirements. While it is the general intention of our Compensation Committee to maximize the deductibility of executive compensation in structuring our compensation plans and programs, our Compensation Committee has approved, and may continue to approve awards that may not qualify as performance-based compensation under Section 162(m). Our Compensation Committee reserves the flexibility and authority to make decisions that are in the best interest of Methode and our stockholders, even if those decisions do not result in full deductibility under Section 162(m).

Resolution of Issues Regarding Section 162(m) and Section 409A of the Internal Revenue Code

During fiscal 2007, our Compensation Committee and Donald Duda, our Chief Executive Officer, worked together to address certain issues under Section 162(m) and Section 409A of the Internal Revenue Code related to Mr. Duda’s compensation. The scheduled lapse of the restrictions on Mr. Duda’s 2004, 2005 and 2006 restricted stock awards in April 2007, 2008 and 2009, respectively, would not qualify for an exception under Section 162(m). As such, the value of these awards would be required to be included for purposes of determining whether the $1 million limit has been exceeded in each such fiscal year. Section 409A subjects the recipient of certain forms of non-qualified deferred compensation to an additional 20% tax. Certain payments to be made to Mr. Duda under the 2003 Cash Bonus Agreement described below would be subject to this additional tax.

In order to mitigate the Section 162(m) deductibility issue, eliminate the 409A tax consequences to Mr. Duda, and eliminate variable accounting with respect to the 2003 Cash Bonus Agreement, our Compensation Committee approached Mr. Duda regarding the available alternatives. Mr. Duda and our Compensation Committee worked diligently to review and assess the alternatives with the assistance of external legal and compensation advisors. The resolution agreed upon involved multiple steps, including the exercise of stock options and sale of all of the underlying stock by Mr. Duda, the current payment of a portion of the cash bonus to Mr. Duda under the 2003 Cash Bonus Agreement, the amendment of the 2003 Cash Bonus Agreement and Mr. Duda’s 2004, 2005 and 2006 Restricted Stock Award Agreements, and the deferral of certain bonus amounts by Mr. Duda. In fiscal 2007, we were not permitted to deduct $292,507 in compensation paid to Mr. Duda. We currently expect to deduct all compensation payable to Mr. Duda in fiscal 2008.

Amended and Restated Restricted Stock Unit Award Agreements.  During fiscal 2007, we entered into Amended and Restated Restricted Stock Unit Award Agreements with Mr. Duda. Pursuant to these agreements, the 2004, 2005 and 2006 restricted stock awards were amended and restated into the form of restricted stock units. Under the terms of the amended restricted stock units, at such time as the value of the award is deductible by us or Mr. Duda’s employment terminates, shares of non-restricted common stock will be delivered to Mr. Duda. The conversion mitigates the Section 162(m) issue because restricted stock units are deductible by us when paid to the executive, in contrast to restricted stock which is deductible upon vesting and, as such, would result in non-deductible compensation. The Amended and Restated Restricted Stock Unit Award Agreements do not amend or modify any other provisions under the 2004, 2005 and 2006 restricted stock awards, including, without limitation, the vesting period or performance criteria.

Deferral of 2004, 2005 and 2006 RSA Tandem Cash Bonuses.  In 2004, 2005 and 2006, in connection with the award of restricted stock awards, we agreed to pay Mr. Duda a cash bonus if we met certain financial targets measured as of the end of a three-year period. These cash bonuses do not qualify for an exception under Section 162(m) and will be included for purposes of calculating the $1 million cap in the year paid. Mr. Duda has deferred one hundred percent (100%) of these bonuses pursuant to our Deferred Compensation Plan. The bonuses are deferred until 2011, 2012 and 2013, respectively. It is currently anticipated that at such time, a substantial portion of Mr. Duda’s annual compensation would qualify for an exception under Section 162(m).

Amended Cash Bonus Agreement.  Pursuant to the 2003 Cash Bonus Agreement, Mr. Duda was entitled to two cash bonuses. The amount of the first cash bonus was to be determined by multiplying 100,000 by the value of our common stock in excess of $10.50 (the value of common stock on the date of Mr. Duda’s 2002 stock option grant). The bonus vested in 25% annual increments commencing in June 2003 and ending in June 2006. The amount of the second cash bonus was to be determined by multiplying 150,000 by the value of the common stock in excess of $11.44 (the value of common stock on the date of Mr. Duda’s 2003 stock option grant). The bonus vests in 25% annual increments commencing in July 2004 and ending in July 2007. Under the 2003 Cash Bonus Agreement, Mr. Duda was required to exercise all vested options under the 2002 and the 2003 grants prior to receiving any cash bonuses thereunder. Pursuant to Section 409A, any portion of the cash bonuses which were vested as of January 1, 2005 are grandfathered and not subject to Section 409A. The portions of the cash bonuses that were not vested as of that date are subject to Section 409A and, pursuant to the terms of the Cash Bonus Agreement, would subject Mr. Duda to an additional 20% tax on these bonus amounts.

In connection with addressing the issues outlined above, Mr. Duda agreed to elect to receive payment of all cash bonus amounts payable under the 2003 Cash Bonus Agreement that were vested as of January 1, 2005 and not subject to the provisions of Section 409A. In order to make this election, Mr. Duda was required to exercise all vested options under the 2002 and 2003 stock option grants (175,000 shares). The provision of Section 409A prohibited the amendment of the 2003 Cash Bonus Agreement to waive this condition without triggering the 20% additional tax. Mr. Duda exercised these options on April 4 and April 5, 2007, and subsequently sold the underlying 175,000 shares of common stock at a weighted average sale price of $15.32 per share. Also on April 6, 2007, Mr. Duda elected to receive a partial payment under the 2003 Cash Bonus Agreement. We and Mr. Duda agreed that for purposes of this payment and the payments pursuant to the Amended Cash Bonus Agreement described below, the value of our common stock would equal $15.32 per share, the weighted average sales price of the sale of the 175,000 shares. Pursuant to the terms of the Cash Bonus Agreement, these cash bonuses totaled $241,000 [($15.32-$10.50) × 100,000 × 50%] and $145,500 [($15.32-$11.44) × 150,000 × 25%],or $386,500 in the aggregate. These amounts will be included for purposes of determining whether Mr. Duda’s compensation has exceeded the $1 million limit in fiscal-year 2007.

We entered into an Amended Cash Bonus Agreement with Mr. Duda. Pursuant to the Amended Cash Bonus Agreement, we will pay Mr. Duda cash bonuses in the amount of $241,000 [($15.32-$10.50) × 100,000 ×50%] and $436,500 [($15.32-$11.44) × 150,000 ×75%], or $677,500 in the aggregate. These cash bonuses are payable on the earliest of the following: (i) May 15, 2009; (ii) the date of Mr. Duda’s termination of employment for any reason; or (iii) Mr. Duda’s death or disability; provided, however, that if, upon the payment date, the payment is not deductible by us under Section 162(m), the payment will be delayed until such time as it is deductible. In such case, the amount may be payable in one or more installments. Mr. Duda is not entitled to any other compensation pursuant to the Amended Cash Bonus Agreement. Amendment of the 2003 Cash Bonus Agreement eliminated variable accounting with respect to the 2003 Cash Bonus Agreement.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, our Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Paul G. Shelton, Chairman
Warren L. Batts
Darren M. Dawson
Isabelle C. Goossen
Christopher J. Hornung
George S. Spindler

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation awarded to, earned by or paid by us to or for the account of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the fiscal year ended April 28, 2007.

								Change in
								Pension
								Value and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation	Total
Name and Principal Position	Year	($)	(1)($)	(2)($)	(2)($)	(3)($)		(7)($)	(8)($)	($)

Donald W. Duda	2007	560,168	0	1,129,295	44,911	399,681	(4)	0	87,015	2,911,005
President and Chief						410,020	(5)
Executive Officer						279,915	(6)

Douglas A. Koman	2007	258,232	0	218,812	17,166	164,970	(4)	0	27,558	856,147
Chief Financial Officer,						75,444	(5)
Vice President,						93,965	(6)
Corporate Finance

Robert J. Kuehnau	2007	192,500	0	124,789	3,109	164,970	(4)	2,280	23,162	647,827
Vice President,						43,052	(5)
Treasurer and Controller						93,965	(6)

Thomas D. Reynolds	2007	320,000	40,000	269,635	13,471	94,028	(4)	0	126,822	1,077,075
Senior Vice President,						64,783	(5)
Worldwide Automotive Operations						148,336	(6)

Timothy Glandon	2007	220,000	30,000	60,297	0	65,588	(4)	0	19,257	477,584
Vice President and						82,442	(6)
General Manager,
North American Automotive

(1)	Amounts reflect a discretionary cash bonus granted in connection with significant involvement in the negotiation, due diligence and integration of the TST business.

(2)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 28, 2007, in accordance with SFAS No. 123(R), and include amounts from awards granted in and prior to fiscal 2007. Under SFAS No. 123(R), the fair value of these awards is recognized ratably over the vesting period. Details of the assumptions used in valuing these awards are set forth in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 28, 2007.

(3)	Amounts include performance-based bonuses pursuant to the annual bonus plan. Pursuant to the annual bonus plan, the executive officers’ bonus amounts are based on fiscal year 2007 sales and profit performance compared to budget and on achieving individual objectives established at the beginning of the fiscal year. Bonuses are paid quarterly and are capped at 140% of the established target bonus amount. Also includes amounts paid pursuant to a tandem cash award granted in 2004 in connection with the grant of restricted stock. In connection with the restricted stock awards, we agreed to pay each such officer a cash bonus if we exceeded certain financial targets for revenue growth and return on invested capital, measured as of April 28, 2007. The amount of the cash bonuses was calculated by multiplying the number representing 50% of each officer’s respective earned and vested restricted stock award by the closing price of our common stock as of April 28, 2007. Also includes amounts paid pursuant to our Longevity Contingent Bonus Program. The Longevity Bonus Program awards a matching bonus equal to the amount of the current quarterly bonus, which will be considered as earned and payable in three years, provided that the participant is still employed and performance has been satisfactory. Commencing with fiscal year 2007, our Compensation Committee has determined that the named executive officers will not be eligible to receive future awards under the Longevity Bonus Program. Amounts previously earned by these executives under the Longevity Bonus Program will continue to be paid through fiscal 2009.

(4)	Reflects the fiscal 2007 annual performance-based bonus.

(5)	Reflects amounts paid with respect to the 2004 RSA tandem cash bonus grant for performance for the three-year period ended April 28, 2007.

(6)	Reflects legacy payments under the Longevity Bonus Program.

(7)	Amount reflects above-market interest accruals under our Capital Accumulation Program for Mr. Kuehnau. None of the other named executive officers participates in the Capital Accumulation Program.

(8)	Amounts reflect the following:

						Aircraft		Dividend
		401(k)	Life			Personal		Replacement
Executive	Dividends	Contribution	Insurance	Car Allowance	Relocation	Use*	Other	Bonus	Total

Mr. Duda	$45,000	$6,750	$1,408	$9,600	$0	$195	$2,812	$21,250	$87,015
Mr. Koman	$9,200	$6,750	$1,053	$9,600	$0	$0	$955	$0	$27,558
Mr. Kuehnau	$5,243	$6,750	$1,124	$9,600	$0	$0	$445	$0	$23,162
Mr. Reynolds	$14,000	$6,750	$1,017	$9,000	$89,121	$6,934	$0	$0	$126,822
Mr. Glandon	$4,107	$6,750	$0	$8,400	$0	$0	$0	$0	$19,257

*	Reflects the aggregate incremental cost of personal use of the corporate aircraft. The aggregate incremental cost is based on the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and smaller variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the company-owned aircraft, and the cost of maintenance not related to these trips.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended April 28, 2007.

											Grant Date
											Fair Value
		Estimated Future Payouts Under						Estimated Future Payouts Under			of Stock
		Non-Equity Incentive Plan Awards						Equity Incentive Plan Awards(3)			and Option
	Grant	Threshold		Target		Maximum		Threshold	Target	Maximum	Awards
Name	Date	($)		($)		($)		(#)	(#)	(#)	(4)($)

Donald W. Duda	8/7/2006	190,400	(1)	320,000	(1)	409,600	(1)	20,000	100,000	100,000	764,000
		0		0		382,000	(2)
Douglas A. Koman	8/7/2006	82,875	(1)	130,0030	(1)	169,000	(1)	4,600	23,000	23,000	175,720
		0		0		87,860	(2)
Robert J. Kuehnau	8/7/2006	82,875	(1)	130,000	(1)	169,000	(1)	2,618	13,090	13,090	100,008
		0		0		50,004	(2)
Thomas D. Reynolds	8/7/2006	102,000	(1)	160,000	(1)	208,000	(1)	5,000	25,000	25,000	343,800
		0		0		171,900	(2)
Timothy R. Glandon	8/7/2006	76,500	(1)	120,000	(1)	156,000	(1)	4,000	20,000	20,000	152,800
		0		0		76,400	(2)

(1)	Reflects cash incentive awards pursuant to the annual bonus plan. The executive officers’ bonus amounts are based on fiscal year 2007 sales and profit performance compared to budget and on achieving individual management objectives established at the beginning of the fiscal year. Bonuses are paid quarterly and are capped at 140% of the established target bonus amount. Amounts earned in fiscal 2007 by the executive officers under this plan are reported in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”

(2)	Reflects tandem cash awards granted in connection with the fiscal 2007 grant of restricted stock (see footnote 3 below). Pursuant to the awards, we agree to pay each such officer a cash bonus if we exceed certain financial targets for revenue growth and return on invested capital over a three-year period, measured as of May 2, 2009. The maximum amount of the tandem cash bonus will equal the product of the closing price of our common stock as of May 2, 2009, and 50% of the number of shares awarded to such executive under the 2007 restricted stock award.

(3)	Reflects restricted stock awards which vest on May 2, 2009 if we have met certain financial targets based upon revenue growth and return on invested capital. The restricted stock awards are entitled to payments of dividends.

(4)	Amounts represent the total fair value of restricted stock granted in fiscal 2007 under SFAS No. 123(R). Details of the assumptions used in valuing these equity awards are set forth in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 28, 2007

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding the outstanding equity awards of the named executive officers at April 28, 2007.

	Option Awards					Stock Awards
							Equity
							Incentive
						Equity Incentive	Plan Awards:
						Plan Awards:	Market or
						Number of	Payout Value
	Number of		Number of			Unearned	of Unearned
	Securities		Securities			Shares, Units	Shares, Units
	Underlying		Underlying			or Other	or Other
	Unexercised		Unexercised	Option		Rights That	Rights That
	Options		Options	Exercise	Option	Have Not	Have Not
	(#)		(#)	Price	Expiration	Vested	Vested
Name	Exercisable		Unexercisable	($)	Date	(3)(#)	($)

Donald W. Duda	29,413	(1)	0	17.658	3/1/2010	125,000	1,552,500
	100,000	(1)	0	6.350	5/3/2011	100,000	764,000
	0		25,000 (2)	11.440	7/3/2013

Douglas A. Koman	17,648	(1)	0	10.624	12/11/2010	23,000	285,660
	25,000	(1)	0	7.450	5/3/2011	23,000	175,720
	75,000	(2)	0	10.500	6/19/2011
	26,250	(2)	8,750 (2)	11.440	7/3/2013

Robert J. Kuehnau						13,125	163,013
						13,090	100,008

Thomas D. Reynolds	12,000	(1)	0	8.530	11/19/2011	25,000	310,500
	30,000	(2)	0	10.500	6/10/2012	25,000	191,000
	22,500	(2)	7,500 (2)	11.440	7/3/2013

Timothy R. Glandon	2,500	(1)	0	11.440	8/1/2011	20,000	152,800

(1)	These options vest 50% after one year and 100% after two years.

(2)	These options vest 25% after one year, 50% after two years, 75% after three years and 100% after four years.

(3)	These performance-based restricted stock awards vest as of the end of the third fiscal year following the grant date, provided certain financial targets are satisfied.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises and the vesting of restricted stock held by the named executive officers during the fiscal year ended April 28, 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Donald W. Duda	100,000	478,020	100,000	1,577,000
	45,000	172,798
	30,000	111,873
Douglas A. Koman			18,400	290,168
Robert J. Kuehnau	48,576	53,796	10,500	165,585
	20,000	104,909
	30,000	65,869
	20,000	25,109
Thomas D. Reynolds	3,000	15,894	15,800	249,166
Timothy R. Glandon	10,000	41,379	0	0

Nonqualified Deferred Compensation

The following table sets forth certain information regarding deferred compensation with respect to the named executive officers for the fiscal year ended April 28, 2007.

	Executive	Registrant			Aggregate
	Contributions	Contributions	Aggregate	Aggregate	Balance at
	in Last	in Last	Earnings in	Withdrawals/	Last Fiscal
	Fiscal Year	Fiscal Year	Last Fiscal Year	Distributions	Year-End
Name	(1)($)	($)	($)	($)	(1)($)

Donald W. Duda	22,956	0	2,798	0	25,754
Douglas A. Koman	33,272	0	2,081	0	35,353
Robert J. Kuehnau	214,430	0	21,905	0	236,335
Thomas D. Reynolds	20,000	0	1,970	0	21,970
Timothy R. Glandon	25,227	0	2,869	0	28,096

(1)	All executive contributions were reported as compensation in the “Summary Compensation Table” under the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns, depending on the source of the executive contribution.

The Methode Electronics, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) allows a select group of management and highly compensated employees to defer up to 75% of their annual base salary, 100% of their annual bonus, and/or 100% of their RSA tandem cash bonus, with an aggregate minimum deferral of $3,000. The minimum period of deferral is three years. Participants are immediately 100% vested. All of our executive officers participate in the Deferred Compensation Plan.

In addition to employee-directed deferrals, we may be required to make contributions to a participant’s account in the Deferred Compensation Plan under a separate agreement, such as an employment agreement. We may also make contributions to the Deferred Compensation Plan to make up for limits applicable under our qualified plans and may make additional discretionary contributions as well. Participants shall vest in company contributions in accordance with the schedule set forth in the applicable agreement or plan governing such contributions. We made no contributions to the Deferred Compensation Plan in fiscal 2007.

Participants may elect from a list of certain mutual funds to determine any amounts credited or debited from their accounts, although we are under no obligation to invest the deferred amounts in any specified fund. This list is made available to all participants and account balances are credited or debited based on the current market rates for these funds. Participants may reallocate account balances and/or future deferrals on a daily basis.

Participants are entitled to receive a distribution from their account balances at the earlier of the end of the elected deferral period or retirement, disability, termination of employment, or a change in control. Accounts are distributed in a lump sum or, in certain circumstances, in installments over a period of up to fifteen years. Participants can also petition the Compensation Committee to receive a full or partial payout from the Deferred Compensation Plan in the event of an unforeseeable financial emergency.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following summaries set forth potential payments payable to our named executive officers upon termination of their employment or a change of control of Methode. Our executive officers are entitled to these payments under their change of control agreements, our stock plans and certain other benefit plans. The amounts shown assume that such termination was effective as of April 28, 2007 (the last business day of our 2007 fiscal year), and reflect the price of our common stock on such date ($15.77). The tables below do not reflect amounts payable to our executive officers pursuant to plans or arrangements that are available generally to all of our salaried employees, such as payments under the 401(k) Plan, the life insurance plan, the disability insurance plan and the vacation pay policy, and payment of accrued base salary and accrued bonuses.

Payments Made Upon Retirement, Death or Disability

In the event of the retirement, death or disability of an executive officer, the executive officer is entitled to the following:

•	in certain cases, immediate vesting of a pro rata portion of the executive’s outstanding performance-based restricted stock awards (pursuant to the terms of the award agreements, immediate vesting occurs if retirement occurs at or after 65, or after 55 with our consent, at the discretion of our Compensation Committee);

•	in certain cases, payment of a pro rata portion of the cash bonus associated with the executive’s outstanding performance-based restricted stock awards (pursuant to the terms of the cash award agreements, the executive is entitled to the payment if retirement occurs at or after 65, or after 55 with our consent, at the discretion of our Compensation Committee);

•	continued payments under the Longevity Contingent Bonus Program pursuant to the original payment schedule; and

•	the executive’s account balance in the Deferred Compensation Plan.

Payments Made In Connection With a Change of Control

In the event of a change of control, each executive officer is entitled to immediate vesting of a pro rata portion of the executive’s outstanding performance-based restricted stock awards and the payment of a pro rata portion of the cash bonus associated with the executive’s outstanding performance-based restricted stock awards. In addition, based on their respective elections, each executive officer is entitled to his account balance in the Deferred Compensation Plan.

If within two years of a change of control or during a period pending a change of control, we terminate the executive’s employment without good cause or the executive voluntarily terminates his or her employment for good reason, the executive is entitled to the following:

•	a lump sum payment in an amount equal to three times (two times in the case of Messrs. Reynolds and Glandon) the executive’s annual salary;

•	a lump sum cash bonus payment equal to the sum of the following amounts: (i) three times (two times in the case of Messrs. Reynolds and Glandon) the lesser of: (a) the executive’s target bonus amount for the fiscal year in which executive’s employment termination occurs, or (b) the bonus the executive earned in the prior fiscal year (however, if the termination occurs in fiscal 2007, this amount will be the target bonus amount); plus (ii) all of executive’s unpaid, but accrued matching bonus pursuant to the Longevity Contingent Bonus Plan;

•	a gross-up payment to provide the executive officer with an amount, on an after-tax basis, equal to any excise taxes payable by the executive officer under the tax laws in connection with the payments described above; and

•	continued participation in our welfare benefit plans for three years (two years in the case of Messrs. Reynolds and Glandon) or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits.

In addition to the applicable benefits described above, in the event Mr. Duda’s employment terminates for any reason, he will receive one share of common stock for each outstanding and vested restricted stock unit.

Donald W. Duda

The following table shows the potential payments upon termination or a change of control of Methode for Donald W. Duda, our Chief Executive Officer.

		Change of	Change of Control
		Control on	on 4/28/07 and
		4/28/07 and	Executive Resigns	Death, Disability or
	Resignation or	Executive’s	for Good Reason	Qualified
Benefits and Payments Upon	Termination on	Employment	or is Terminated	Retirement(1)
Termination	4/28/07	Continues	Without Cause	on 4/28/07

Salary Severance	$—	$—	$1,680,504	$—
Bonus Severance	$—	$—	$1,040,000	$—
Pro Rata Vesting of Restricted Stock Units and Delivery of Underlying Common Stock(2)	$—	$1,839,834	$1,839,834	$1,839,834
Pro Rata Payment of Tandem Cash Bonus(2)	$—	$404,764	$404,764	$404,764
Accelerated Vesting of Stock Options	$—	$108,250	$108,250	$108,250
Delivery of Common Stock Underlying Vested Restricted Stock Units	$1,577,000	$(3)	$(3)	$(3)
Deferred Compensation Plan(4)	$25,754	$25,754	$25,754	$25,754
Health and Welfare Benefits(5)	$—	$—	$36,360	$—
Excise Tax & Gross-Up	$—	$—	$2,530,608	$—

(1)	Considered qualified retirement if occurs at or after 65, or after 55 with our consent, at the discretion of our Compensation Committee.

(2)	For purposes of this table, we have assumed that our Compensation Committee has elected to accelerate all awards in each instance in which the acceleration is subject to the discretion of our Compensation Committee.

(3)	Amounts reflected above under “Pro Rata Vesting of Restricted Stock Units and Delivery of Underlying Common Stock.”

(4)	Amounts only include executive contributions and earnings thereon. Participants are entitled to receive a distribution at the earlier of the end of the elected deferral period or retirement, disability, termination of employment or, based on an election, a change of control. Accounts are distributed in a lump sum or, in certain circumstances, in installments over a period of up to fifteen years.

(5)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the executive under our health and welfare benefit plans.

Douglas A. Koman

The following table shows the potential payments upon termination or a change of control of Methode for Douglas A. Koman, our Chief Financial Officer.

		Change of	Change of Control
		Control on	on 4/28/07 and
		4/28/07 and	Executive Resigns	Death, Disability or
	Resignation or	Executive’s	for Good Reason or	Qualified
Benefits and Payments Upon	Termination on	Employment	is Terminated	Retirement(1)
Termination	4/28/07	Continues	Without Cause	on 4/28/07

Salary Severance	$—	$—	$774,696	$—
Bonus Severance	$—	$—	$422,500	$—
Pro Rata Vesting of Restricted Stock Awards and Payout(2)	$—	$367,710	$367,710	$367,710
Pro Rata Payment of Tandem Cash Bonus(2)	$—	$79,796	$79,796	$79,796
Accelerated Vesting of Stock Options	$—	$37,888	$37,888	$37,888
Deferred Compensation Plan(3)	$35,353	$35,353	$35,353	$35,353
Health and Welfare Benefits(4)	$—	$—	$36,360	$—
Excise Tax & Gross-Up	$—	$—	$779,049	$—

(1)	Considered qualified retirement if occurs at or after 65, or after 55 with our consent, at the discretion of our Compensation Committee.

(2)	For purposes of this table, we have assumed that our Compensation Committee has elected to accelerate all awards in each instance in which the acceleration is subject to the discretion of our Compensation Committee.

(3)	Amounts only include executive contributions and earnings thereon. Participants are entitled to receive a distribution at the earlier of the end of the elected deferral period or retirement, disability, termination of employment or, based on an election, a change of control. Accounts are distributed in a lump sum or, in certain circumstances, in installments over a period of up to fifteen years.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the executive under our health and welfare benefit plans.

Robert J. Kuehnau

The following table shows the potential payments upon termination or a change of control of Methode for Robert J. Kuehnau, our former Vice President, Treasurer, Controller and Assistant Secretary. Mr. Kuehnau resigned as an executive officer effective April 27, 2007.

		Change of	Change of Control
		Control on	on 4/28/07 and
		4/28/07 and	Executive Resigns	Death, Disability or
	Resignation or	Executive’s	for Good Reason or	Qualified
Benefits and Payments Upon	Termination on	Employment	is Terminated	Retirement(1)
Termination	4/28/07	Continues	Without Cause	on 4/28/07

Salary Severance	$—	$—	$577,500	$—
Bonus Severance	$—	$—	$422,500	$—
Pro Rata Vesting of Restricted Stock Awards and Payout(2)	$—	$206,798	$206,798	$206,798
Pro Rata Payment of Tandem Cash Bonus(2)	$—	$45,493	$45,493	$45,493
Deferred Compensation Plan(3)	$236,336	$236,336	$236,336	$236,336
Health and Welfare Benefits(4)	$—	$—	$36,360	$—
Excise Tax & Gross-Up	$—	$—	$551,063	$—

(1)	Considered qualified retirement if occurs at or after 65, or after 55 with our consent, at the discretion of our Compensation Committee.

(2)	For purposes of this table, we have assumed that our Compensation Committee has elected to accelerate all awards in each instance in which the acceleration is subject to the discretion of our Compensation Committee.

(3)	Amounts only include executive contributions and earnings thereon. Participants are entitled to receive a distribution at the earlier of the end of the elected deferral period or retirement, disability, termination of employment or, based on an election, a change of control. Accounts are distributed in a lump sum or, in certain circumstances, in installments over a period of up to fifteen years.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the executive under our health and welfare benefit plans.

Thomas D. Reynolds

The following table shows the potential payments upon termination or a change of control of Methode for Thomas D. Reynolds, our Senior Vice President, Worldwide Automotive Operations.

		Change of	Change of Control
		Control on	on 4/28/07 and
		4/28/07 and	Executive Resigns	Death, Disability or
	Resignation or	Executive’s	for Good Reason or	Qualified
Benefits and Payments Upon	Termination on	Employment	is Terminated	Retirement(1)
Termination	4/28/07	Continues	Without Cause	on 4/28/07

Salary Severance	$—	$—	$640,000	$—
Bonus Severance	$—	$—	$360,000	$—
Pro Rata Vesting of Restricted Stock Awards and Payout(2)	$—	$499,383	$499,383	$499,383
Pro Rata Payment of Tandem Cash Bonus(2)	$—	$109,864	$109,864	$109,864
Accelerated Vesting of Stock Options	$—	$32,475	$32,475	$32,475
Deferred Compensation Plan(3)	$21,969	$21,969	$21,969	$21,969
Health and Welfare Benefits(4)	$—	$—	$24,240	$—
Excise Tax & Gross-Up	$—	$—	$731,676	$—

(1)	Considered qualified retirement if occurs at or after 65, or after 55 with our consent, at the discretion of our Compensation Committee.

(2)	For purposes of this table, we have assumed that our Compensation Committee has elected to accelerate all awards in each instance in which the acceleration is subject to the discretion of our Compensation Committee.

(3)	Amounts only include executive contributions and earnings thereon. Participants are entitled to receive a distribution at the earlier of the end of the elected deferral period or retirement, disability, termination of employment or, based on an election, a change of control. Accounts are distributed in a lump sum or, in certain circumstances, in installments over a period of up to fifteen years.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the executive under our health and welfare benefit plans.

Timothy R. Glandon

The following table shows the potential payments upon termination or a change of control of Methode for Timothy Glandon, our Vice President and General Manager, North American Automotive.

		Change of	Change of Control
		Control on	on 4/28/07 and
		4/28/07 and	Executive Resigns	Death, Disability or
	Resignation or	Executive’s	for Good Reason	Qualified
Benefits and Payments Upon	Termination on	Employment	or is Terminated	Retirement(1)
Termination	4/28/07	Continues	Without Cause	on 4/28/07

Salary Severance	$—	$—	$440,000	$—
Bonus Severance	$—	$—	$270,000	$—
Pro Rata Vesting of Restricted Stock Awards and Payout(2)	$—	$227,093	$227,093	$227,093
Pro Rata Payment of Tandem Cash Bonus(2)	$—	$23,129	$23,129	$23,129
Deferred Compensation Plan(3)	$28,095	$28,095	$28,095	$28,095
Health and Welfare Benefits(4)	$—	$—	$24,240	$—
Excise Tax & Gross-Up	$—	$—	$371,331	$—

(1)	Considered qualified retirement if occurs at or after 65, or after 55 with our consent, at the discretion of our Compensation Committee.

(2)	For purposes of this table, we have assumed that our Compensation Committee has elected to accelerate all awards in each instance in which the acceleration is subject to the discretion of our Compensation Committee.

(3)	Amounts only include executive contributions and earnings thereon. Participants are entitled to receive a distribution at the earlier of the end of the elected deferral period or retirement, disability, termination of employment or, based on an election, a change of control. Accounts are distributed in a lump sum or, in certain circumstances, in installments over a period of up to fifteen years.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the executive under our health and welfare benefit plans.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws, our directors and executive officers are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to disclose in this proxy statement if a director or executive officer filed a late report. During fiscal 2007, there were no delinquent reports. In making these disclosures, we have relied solely on written representations of our directors and executive officers and copies of the reports filed with the Securities and Exchange Commission.

Stockholder Proposals

Our Corporate Secretary must receive stockholder proposals no later than April 12, 2008 to be considered for inclusion in our proxy materials for our next annual meeting. Additionally, our advance notice by-law provisions require that any stockholder proposal to be presented from the floor of the next annual meeting must be received by our Corporate Secretary not later than the 60th day nor earlier than the 90th day prior to September 13, 2008 (the first anniversary of the preceding year’s annual meeting). If the date of our next annual meeting is more than 30 days before or more than 60 days after September 13, 2008, stockholder proposals must be delivered no earlier than the 90th day prior to such annual meeting date and not later than the later of the 60th day prior to such annual meeting date or the 10th day following our public announcement of the meeting date for such annual meeting. Also, such proposal must be, under law, an appropriate subject for stockholder action in order to be brought before the meeting and must contain the information required by the advance notice by-law provision. These notices should be directed to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Additional Information

A copy of our Annual Report on Form 10-K for the fiscal year ended April 28, 2007, as filed with the Securities and Exchange Commission, will be provided to stockholders without charge upon written request directed to Investor Relations, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

Other Matters

Neither our board of directors nor management knows of any other business that will be presented at the annual meeting. Should any other business properly come before the annual meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Warren L. Batts
Chairman

Chicago, Illinois
August 10, 2007

APPENDIX A

METHODE ELECTRONICS, INC. 2007 CASH INCENTIVE PLAN

1.	Preamble.

Methode Electronics, Inc., a Delaware corporation (the “Company”), hereby establishes the Methode Electronics, Inc. 2007 Cash Incentive Plan (the “Plan”) as an incentive for selected officers and key employees of the Company to improve corporate performance by providing each participating officer and other selected key employees with an opportunity to receive a cash incentive payment based upon the accomplishment of certain performance criteria.

2.	Definitions and Rules of Construction.

2.01 Definitions.

(a) “Affiliate” means any entity during any period that, in the opinion of the Committee, the Company has a significant economic interest in the entity.

(b) “Award” means the grant of a cash incentive award hereunder.

(c) “Award Date” means the date upon which an Award is granted to a Participant under the Plan.

(d) “Board” or “Board of Directors” means the board of directors of the Company.

(e) “Cause” shall mean:

(i) Participant’s conviction of a felony;

(ii) Participant’s commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to Participant to the detriment of the Company;

(iii) repeated violations of Participant’s responsibilities which are demonstrably willful and deliberate, provided that such violations have continued more than ten days after the Board of Directors of the Company has given written notice of such violations and of its intention to terminate Participant’s employment because of such violations;

(iv) any willful misconduct by the Participant which affects the business reputation of the Company;

(v) breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Affiliate or Subsidiary; or

(vi) Participant’s violation of the Company’s code of conduct.

The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(f) “Change of Control” shall be deemed to have occurred on the first to occur of any of the following as a result of one transaction or a series of transactions:

(i) the date any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person(s)) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company;

(ii) the date a majority of the members of the Company’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board of Directors before the date of the appointment or election; or

(iii) the date any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) percent of the fair market value or total voting power of the stock of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

(h) “Committee” means the Compensation Committee of the Board of Directors.

(i) “Company” means Methode Electronics, Inc., a Delaware corporation, and any successor thereto.

(j) “Family Members” mean with respect to an individual, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the individual’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the individual) control the management of assets, and any other entity in which these persons (or the individual) own more than 50% of the voting interests.

(k) “Participant” means an individual to whom an Award has been granted under the Plan.

(l) “Plan” means the Methode Electronics, Inc. 2007 Cash Incentive Plan, as set forth herein and from time to time amended.

(m) “Subsidiary” means any entity during any period of which the Company owns or controls more than 50% of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

2.02 Rules of Construction.

(a) Governing Law and Venue.  The construction and operation of this Plan are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

(b) Undefined Terms.  Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

(c) Headings.  All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

(d) Conformity with Section 162(m).  Any awards issued to specified employees (as defined in Section 162(m) of the Code) with any of the performance criteria listed in Section 5 are intended to qualify as performance-based compensation under Section 162(m) of the Code to which the applicable remuneration limits of Section 162(m)(1) do not apply.

(e) Gender.  Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons of any gender.

(f) Singular and Plural.  Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

(g) Severability.  If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.	Administration.

The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee’s determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

(a) to construe and interpret the Plan;

(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c) subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the form of agreements which evidence such Awards, the amount of such Award, the performance targets to be achieved to receive payment of the Award, the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 13 hereof, to amend or modify any of the terms of outstanding Awards;

(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards; and

(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable.

Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

4.	Eligible Participants.

Present and future officers and key employees of the Company or any Subsidiary shall be eligible to participate in the Plan. The Committee from time to time shall select those officers and key employees of the Company and any Subsidiary of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the amount of any Award to be awarded to each Participant.

5.	Performance Criteria (162(m) Awards).

Subject to the terms of the Plan, the Committee, in its discretion, may make the grant or vesting of an Award to a “specified employee” (as defined in Section 162(m) of the Code and the regulations thereunder) subject to performance criteria (a “162(m) Award”). All 162(m) Awards shall be granted by the Committee when composed of two or more outside directors, as prescribed by Section 162(m) of the Code and the regulations thereunder. The Committee shall certify that the performance goals and other material terms have been satisfied before payment of a 162(m) Award is made. All 162(m) Awards shall be paid solely on account of the attainment of one or more pre-established, objective performance goals, which goals shall be established on a timely basis, in conformity with the timing requirements of Section 162(m) of the Code. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretion to waive or amend such performance goals or to increase the amount payable pursuant to a 162(m) Award after the performance goals have been established; provided, however, the Committee may, in its sole discretion, reduce the amount that would otherwise be payable with respect to any 162(m) Award. Permissible performance goals include any one of the following or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures:

(a) meeting specific targets for or growth in:

(1) stock price,

(2) net sales (dollars or volume),

(3) cash flow,

(4) operating income,

(5) net income,

(6) earnings per share,

(7) earnings before taxes,

(8) earnings before interest and taxes, or

(9) earnings before interest, taxes, depreciation and amortization (EBITDA);

(b) return on:

(1) net sales,

(2) assets or net assets, or

(3) invested capital;

(c) management of:

(1) working capital,

(2) expenses, or

(3) cash flow;

(d) meeting specific targets for or growth in:

(1) productivity,

(2) specified product lines,

(3) market share,

(4) product development,

(5) customer service or satisfaction,

(6) employee satisfaction,

(7) strategic innovation, or

(8) acquisitions;

(e) specific personal performance improvement objectives relative to:

(1) formal education,

(2) executive training,

(3) leadership training; or

(4) succession planning.

(f) any other criteria established by the Committee (but only if such other criteria are approved by the stockholders).

The material terms of the 162(m) Award shall be disclosed and approved by stockholders prior to payment, in conformity with the requirements under Section 162(m) of the Code. Subject to such deferral and/or other conditions as may be permitted or required by the Committee, cash amounts earned under an award will be paid or distributed as soon as practicable following the Committee’s determination and certification of such amounts. Notwithstanding anything to the contrary contained herein, no Participant may earn more than two (2) times his or her annual base salary in any calendar year (as listed on the Summary Compensation Table in the Company’s annual proxy statement) pursuant to an Award made under the Plan, except that Tandem Cash Awards shall be subject to a different limitation. A Tandem Cash Award is an Award made under this Plan which Award is made at the same time as a restricted stock award. Tandem Cash Awards shall have a maximum value of 50% of the aggregate fair market value as of the vesting date of the tandem restricted stock award. Both a Tandem Cash Award and a Cash Award subject to the dollar limitation listed above may be made in the same calendar year. Any 162(m) Award that fails to meet the requirements under this Section 5 or the requirements under Section 162(m) and its regulations shall not be nullified or voided. Instead, payment of such a 162(m) Award shall be delayed until the applicable remuneration is deductible or upon the specified employee’s termination of employment, whichever occurs first.

6.	Terms and Conditions of Cash Incentive Awards.

The Committee may, in its discretion, grant an Award to any Participant under the Plan. Each Award shall be evidenced by an agreement between the Company and the Participant. Such Award shall specify a performance period and performance criteria that must be satisfied in order for a payment to be made. Such performance criteria may (but need not) include the goals itemized in Section 5 above. The Award agreement shall specify the amount to be paid (or formula for determining the payment amount), the payment schedule for such Award, the expiration of such Award, and such other information necessary or desirable for the proper administration of such Award. Unless such Award is properly deferred under Section 9, all Awards shall be paid to the Participant within 2 1/2 months after the end of the Company’s or the Participant’s taxable year in which the Participant became entitled to the Award payment.

7.	Acceleration of Payment.

Notwithstanding the above schedule, unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, payment of a Participant’s Awards shall accelerate if a Participant’s employment with the Company and its Subsidiaries and Affiliates or service on the board of directors of the Company, a Subsidiary or an Affiliate is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death. If payment is accelerated, payment of the Award shall be made on a pro rata basis, based on performance to date and on the total number of days the Participant was employed during the performance period in relation to the scheduled number of days between the Award Date and the scheduled payment date.

A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary or Affiliate, or vice versa, or a leave of absence approved by the Participant’s employer. A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary or Affiliate (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries and Affiliates).

8.	Effect of Change of Control.

Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, immediately following a Change of Control, payment of any outstanding Award shall be accelerated. Payment of an Award subject to performance criteria shall be made on a pro rata basis, based on performance to date and on the total number of days during the performance period before the Change of Control in relation to the entire performance period.

9.	Deferrals.

A Participant may elect to defer receipt of all or a portion of an Award payment, subject to the rules listed below:

(a) a deferral may be made for any amount of time, if the election is received by the Committee no later than the calendar year prior to the date of the grant of the applicable Award;

(b) a deferral may be made no later than twelve months before the portion of the Award vests, but payment must be deferred for at least five years from the original payment date;

(c) a Participant who first becomes eligible to participate in the Plan (or any other plan subject to the aggregation rules under Section 409A of the Code) may make a deferral for any amount of time, but such deferral must be made within the first 30 days in which the Participant becomes eligible to participate and the deferral may only apply to compensation earned after the election is made;

(d) a deferral may be made for any amount of time, but

(1) such election must be made within 30 days of the grant;

(2) such election may only apply with respect to the portion of the Award whose vesting is contingent on the Participant performing services for at least an additional twelve months from the date of election; and

(3) such election may not be not effective until 12 months from the date it is made; or

(e) a deferral may be made for any amount of time up until six months before the Award vests if the Award is for performance-based compensation (as determined under Section 409A of the Code) measured over a period of at least twelve (12) months and either

(1) the amount of the compensation cannot be reasonably ascertained at the time of the election, or

(2) the performance requirement is still not substantially certain to be met at the time of the election.

Notwithstanding any other provision of this Plan, a deferred Award shall be accelerated and paid out upon a Participant’s separation from service or death, except that a Participant who is a “specified employee” under Section 409A of the Code shall have the payment of his deferred Award delayed for an additional six months after his separation from service to the extent required to comply with Section 409A of the Code.

10.	Nontransferability of Awards.

All Awards granted pursuant to this Plan are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee’s discretion after vesting. With the approval of the Committee, a Participant may transfer an Award for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section 10 shall include a transfer of the right set forth in Section 13 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.

11.	Withholding Taxes.

The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards.

12.	No Right to Employment.

Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company, its Subsidiaries, or an Affiliate, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

13.	Amendment of the Plan.

The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part, subject to the following limitations. No amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, no such consent shall be required if the Committee determines in its sole and absolute discretion that the amendment or revision is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (ii) is otherwise in the best interests of the Company or its stockholders. The Committee may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence.

14.	Effective Date and Termination of Plan.

(a) Effective Date.  This Plan is effective as of the date of its approval by the stockholders of the Company. Awards may be made under this Plan prior to stockholder approval, but such Awards shall be conditioned on the approval of this Plan by stockholders of the Company.

(b) Termination of the Plan.  The Plan will terminate 10 years after the date it is approved by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

APPENDIX B

METHODE ELECTRONICS, INC. 2007 STOCK PLAN

1.	Preamble.

Methode Electronics, Inc., a Delaware corporation (the “Company”), hereby establishes the Methode Electronics, Inc. 2007 Stock Plan (the “Plan”) as a means whereby the Company may, through awards of (i) incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, (ii) non-qualified stock options (“NSOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock (“Restricted Stock”); (v) restricted stock units (“Restricted Stock Units”) and (vi) performance share units (“Performance Share Units”):

(a) provide selected officers, directors and key employees with additional incentive to promote the success of the Company’s business;

(b) encourage such persons to remain in the service of the Company; and

(c) enable such persons to acquire proprietary interests in the Company.

The provisions of this Plan do not apply to or affect any option, stock appreciation right, restricted stock, restricted stock unit or performance share unit award hereafter granted under any other stock plan of the Company, and all such option, stock appreciation right, restricted stock, restricted stock unit or performance share unit awards shall be governed by and subject to the applicable provisions of the plan under which they will be granted.

2.	Definitions and Rules of Construction.

2.01 Definitions.

(a) “Affiliate” means any entity during any period that, in the opinion of the Committee, the Company has a significant economic interest in the entity.

(b) “Award” means the grant of Options, SARs, Restricted Stock, Restricted Stock Units, and/or Performance Share Units to a Participant.

(c) “Award Date” means the date upon which an Award is granted to a Participant under the Plan.

(d) “Board” or “Board of Directors” means the board of directors of the Company.

(e) “Cause” shall mean:

(i) Participant’s conviction of a felony;

(ii) Participant’s commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to Participant to the detriment of the Company;

(iii) repeated violations of Participant’s responsibilities which are demonstrably willful and deliberate, provided that such violations have continued more than ten days after the Board of Directors of the Company has given written notice of such violations and of its intention to terminate Participant’s employment because of such violations;

(iv) any willful misconduct by the Participant which affects the business reputation of the Company;

(v) breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Affiliate or Subsidiary; or

(vi) Participant’s violation of the Company’s code of conduct.

The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(f) “Change of Control” shall be deemed to have occurred on the first to occur of any of the following as a result of one transaction or a series of transactions:

(i) the date any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person(s)) ownership of Common Stock possessing thirty percent (30%) or more of the total voting power of the Common Stock of the Company;

(ii) the date a majority of the members of the Company’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board of Directors before the date of the appointment or election; or

(iii) the date any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) percent of the Fair Market Value or total voting power of the Common Stock of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

(h) “Committee” means the Compensation Committee of the Board of Directors.

(i) “Common Stock” means common stock of the Company, par value $.50 per share.

(j) “Company” means Methode Electronics, Inc., a Delaware corporation, and any successor thereto.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

(l) “Fair Market Value” means as of any date, the closing price for the Common Stock on that date, or if no sales occurred on that date, the next trading day on which actual sales occurred (as reported by the NASDAQ Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).

(m) “Family Members” mean with respect to an individual, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the individual’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the individual) control the management of assets, and any other entity in which these persons (or the individual) own more than 50% of the voting interests.

(n) “ISO” means an incentive stock option within the meaning of Section 422 of the Code.

(o) “NSO” means a non-qualified stock option which is not intended to qualify as an incentive stock option under Section 422 of the Code.

(p) “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

(q) “Option Price” means the price per share of Common Stock at which an Option may be exercised.

(r) “Participant” means an individual to whom an Award has been granted under the Plan.

(s) “Performance Share Unit” means a unit awarded to a Participant pursuant to Section 11 of this Plan.

(t) “Plan” means the Methode Electronics, Inc. 2007 Stock Plan, as set forth herein and from time to time amended.

(u) “Restricted Stock” means the Common Stock awarded to a Participant pursuant to Section 9 of this Plan.

(v) “Restricted Stock Unit” means a unit awarded to a Participant pursuant to Section 9 of this Plan evidencing the right of a Participant to receive a fixed number of shares of Common Stock at some future date.

(w) “SAR” means a stock appreciation right issued to a Participant pursuant to Section 10 of this Plan.

(x) “SEC” means the Securities and Exchange Commission.

(y) “Subsidiary” means any entity during any period of which the Company owns or controls more than 50% of:

(i) the outstanding capital stock, or

(ii) the combined voting power of all classes of stock.

2.02 Rules of Construction.

(a) Governing Law and Venue.  The construction and operation of this Plan are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

(b) Undefined Terms.  Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

(c) Headings.  All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

(d) Conformity with Section 422.  Any ISOs issued under this Plan are intended to qualify as incentive stock options described in Section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in Section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

(e) Conformity with Section 162(m).  Any awards issued to specified employees (as defined in Section 162(m) of the Code) with any of the performance criteria listed in Section 6 are intended to qualify as performance-based compensation under Section 162(m) of the Code to which the applicable remuneration limits of Section 162(m)(1) do not apply.

(f) Gender.  Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons of any gender.

(g) Singular and Plural.  Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

(h) Severability.  If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.	Stock Subject to the Plan.

Subject to adjustment as provided in Section 15 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under this Plan may not exceed 1,250,000 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board’s discretion. If any Award shall terminate, expire, be cancelled or forfeited as to any number of shares of Common Stock, new Awards may thereafter be awarded with respect to such shares. Notwithstanding the foregoing, the total number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year shall not exceed 200,000 shares (subject to adjustment as provided in Section 15 hereof).

4.	Administration.

The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee’s determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

(a) to construe and interpret the Plan;

(b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c) subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the form of agreements which evidence such Awards, the number of Options, Restricted Stock, Restricted Stock Units, Performance Share Units and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 20 hereof, to amend or modify any of the terms of outstanding Awards provided, however, that except as permitted by Section 15.01, no outstanding Award may be repriced, whether through cancellation of the Award and the grant of a new Award, or the amendment of the Award, without the approval of the stockholders of the Company;

(d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

(e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

(f) to determine the form in which tax withholding under Section 18 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.	Eligible Participants.

Present and future directors, officers and key employees of the Company or any Subsidiary shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and key employees of the Company and any Subsidiary of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs, Restricted Stock Units, Performance Share Units and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

6.	Performance Criteria (162(m) Awards).

Subject to the terms of the Plan, the Committee, in its discretion, may make the grant or vesting of an Award to a “specified employee” (as defined in Section 162(m) of the Code and the regulations thereunder) subject to performance criteria (a “162(m) Award”). All 162(m) Awards shall be granted by the Committee when composed of two or more outside directors, as prescribed by Section 162(m) of the Code and the regulations thereunder. The Committee shall certify that the performance goals and other material terms have been satisfied before payment of a 162(m) Award is made. All 162(m) Awards shall be paid solely on account of the attainment of one or more pre-established, objective performance goals, which goals shall be established on a timely basis, in conformity with the timing requirements of Section 162(m) of the Code. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretion to waive or amend such performance goals or to increase the amount payable pursuant to a 162(m) Award after the performance goals have been established; provided, however, the Committee may, in its sole discretion, reduce the amount that would otherwise be payable with respect to any 162(m) Award. Permissible performance goals include any one of the following or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures:

(a) meeting specific targets for or growth in:

(1) stock price,

(2) net sales (dollars or volume),

(3) cash flow,

(4) operating income,

(5) net income,

(6) earnings per share,

(7) earnings before taxes,

(8) earnings before interest and taxes, or

(9) earnings before interest, taxes, depreciation and amortization (EBITDA);

(b) return on:

(1) net sales,

(2) assets or net assets, or

(3) invested capital;

(c) management of:

(1) working capital,

(2) expenses, or

(3) cash flow;

(d) meeting specific targets for or growth in:

(1) productivity,

(2) specified product lines,

(3) market share,

(4) product development,

(5) customer service or satisfaction,

(6) employee satisfaction,

(7) strategic innovation, or

(8) acquisitions;

(e) specific personal performance improvement objectives relative to:

(1) formal education,

(2) executive training,

(3) leadership training, or

(4) succession planning.

(f) any other criteria established by the Committee (but only if such other criteria are approved by the stockholders).

The material terms of the 162(m) Award shall be disclosed and approved by stockholders prior to payment, in conformity with the requirements under Section 162(m) of the Code. Notwithstanding anything to the contrary contained herein, no Participant may be granted more than 200,000 shares (subject to adjustment as provided in Section 15 hereof) in any calendar year pursuant to a 162(m) Award made under the Plan. Any 162(m) Award that fails to meet the requirements under this Section 6 or the requirements under Section 162(m) and its regulations shall not be nullified or voided. Instead, payment of such a 162(m) Award shall be delayed until the applicable remuneration is deductible or upon the specified employee’s termination of employment, whichever occurs first.

7.	Terms and Conditions of Non-Qualified Stock Option Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

7.01 Option Period.  Each NSO will expire as of the earliest of:

(a) the date on which it is forfeited under the provisions of Sections 13.01 and 13.03;

(b) 10 years from the Award Date;

(c) in the case of a Participant who is an employee of the Company or a Subsidiary, three months after the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates for any reason other than for Cause or death or total and permanent disability;

(d) in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant’s termination as a member of the board for any reason other than for Cause or death or total and permanent disability;

(e) immediately upon the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates or service on a board of directors of the Company or a Subsidiary or Affiliate for Cause;

(f) 12 months after the Participant’s death or total and permanent disability; or

(g) any other date specified by the Committee when the NSO is granted.

The periods set forth above shall be tolled during any period for which employees of the Company are prohibited by the Company from engaging in transactions in the Company’s securities.

7.02 Option Price.  At the time granted, the Committee shall determine the Option Price of any NSO, and in the absence of such determination, the Option Price shall be 100% of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

7.03 Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Sections 13.01 and 13.03.

7.04 Other Option Provisions.  The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

8.	Terms and Conditions of Incentive Stock Option Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

8.01 Option Period.  Each ISO will expire as of the earliest of:

(a) the date on which it is forfeited under the provisions of Section 13.01 and 13.03;

(b) 10 years from the Award Date, except as set forth in Section 8.02 below;

(c) immediately upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause;

(d) three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

(e) 12 months after the Participant’s death or total and permanent disability; or

(f) any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

The periods set forth above shall be tolled during any period for which employees of the Company are prohibited by the Company from engaging in transactions in the Company’s securities. Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in Section 422 of the Code or any successor thereto.

8.02 Option Price and Expiration. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

8.03 Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Sections 13.01 and 13.03.

8.04 Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code Section 422 and the regulations thereunder.

8.05 $100,000 Limitation. To the extent required by Code Section 422, if the aggregate Fair Market Value (determined as of the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

9.	Terms and Conditions of Restricted Stock or Restricted Stock Unit Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock or Restricted Stock Units to any Participant. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock and all Restricted Stock Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a) Restricted Period.  Except as permitted by Section 16 hereof, shares of Restricted Stock awarded under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest, and Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered at any time.

(b) Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Awards of Restricted Stock and Restricted Stock Units under this Section 9 shall vest in accordance with Sections 13.02 and 13.03.

(c) Certificate Legend for Restricted Stock Awards.  Each certificate issued in respect of shares of Restricted Stock awarded under this Section 9 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested: “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 9 of the Methode Electronics, Inc. 2007 Stock Plan and an Agreement entered into between the registered owner and Methode Electronics, Inc. Copies of such Plan and Agreement are on file at the principal office of Methode Electronics, Inc.”

(d) Restricted Stock Units.  In the case of an Award of Restricted Stock Units, no shares of Common Stock or other property shall be issued at the time such Award is granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such other later time as may be determined by the Committee), shares of Common Stock shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate.

10.	Terms and Conditions of Stock Appreciation Right Awards.

The Committee may, in its discretion, grant an SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

Except as otherwise determined by the Committee and set forth in the Agreement, an SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable. The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR. Any ISO or NSO or portion thereof which is surrendered with an SAR shall no longer be exercisable. An SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and shall vest in accordance with Section 13.02 and 13.03. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver, less the withholding required under Section 18 hereof.

11.	Terms and Conditions of Performance Share Unit Awards.

Subject to the terms of the Plan, the Committee, in its discretion, may award Performance Share Units to any Participant. Each Award of Performance Share Units shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Performance Share Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a) In the case of an Award of Performance Share Units, no shares of Common Stock or other property shall be issued at the time such Award is granted. Upon the achievement of specified performance goals, which goals may include (but are not required to include) the criteria outlined in Section 6 above, shares of Common Stock shall be issued to the holder of the Performance Share Units and evidenced in such manner as the Committee may deem appropriate.

(b) The Committee may elect in its sole discretion, without further approval of the stockholders, to pay to the grantee of any Performance Share Unit Award, in lieu of delivering all or any part of the Common Stock that would be otherwise delivered to the Participant, a cash amount equal to the aggregate Fair Market Value of such Common Stock that would otherwise be delivered, less all amounts as may be required by law to be withheld in the manner contemplated by Section 18 hereof.

12.	Manner of Exercise of Options.

To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee on a form acceptable to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of an ISO, and such Common Stock has not been held by the Participant for at least the greater of:

(a) two years from the date the ISO was granted; or

(b) one year after the transfer of the shares of Common Stock to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code Section 422.

13.	Vesting.

13.01 Options.  A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date.

The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date as set forth in the Agreement evidencing the Award:

Number of Months	Vested
Since Award Date	Percentage

fewer than 12 months	0%
at least 12 months, but less than 24 months	33 1/3%
at least 24 months, but less than 36 months	66 2/3%
36 months or more	100%

Notwithstanding the above schedule, except as provided below and unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, a Participant’s Awards shall become fully vested if a Participant’s employment with the Company and its Subsidiaries and Affiliates is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death. Notwithstanding the foregoing, an Award to a member of the Board of Directors who is not an employee of the Company or its Subsidiaries shall become fully vested if the Participant ceases to be a member of the Board for any reason, other than removal from office by shareholders of the Company for Cause at a special meeting of the shareholders called for that purpose. Vesting of an Award subject to performance criteria shall be made on a pro rata basis, based on performance to date and on the total number of days during the performance period before the termination in relation to the entire performance period. Unless the Committee otherwise provides in the applicable agreement evidencing an Award or the preceding sentence of this Section or Section 13.03 applies, if a Participant’s employment with or service to the Company, a Subsidiary or an Affiliate terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary or Affiliate, or vice versa, or a leave of absence approved by the Participant’s employer. A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary or Affiliate (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries and Affiliates).

13.02 Restricted Stock, Restricted Stock Units and SARs.  The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock, Restricted Stock Units or SARs that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule set forth in the Agreement evidencing the Award, such Award shall vest in accordance with Section 13.01.

13.03 Effect of “Change of Control”.  Notwithstanding Sections 13.01 and 13.02 above, except as provided below and unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, immediately following a Change of Control, any Award issued to the Participant shall be fully vested and payment of all Awards shall be accelerated. Payment of an Award subject to performance criteria shall be made on a pro rata basis, based on performance to date and on the total number of days during the performance period before the Change of Control in relation to the entire performance period.

14.	Deferrals.

A Participant may elect to defer receipt of all or a portion of a Restricted Stock Unit, Stock Appreciation Right, or Performance Share Unit Award, subject to the rules listed below:

(a) a deferral may be made for any amount of time, if the election is received by the Committee no later than the calendar year prior to the date of the grant of the applicable Award;

(b) a deferral may be made no later than twelve months before the portion of the Award vests, but payment must be deferred for at least five years from the original payment date;

(c) a Participant who first becomes eligible to participate in the Plan (or any other plan subject to the aggregation rules under Section 409A of the Code) may make a deferral for any amount of time, but such deferral must be made within the first 30 days in which the Participant becomes eligible to participate and the deferral may only apply to compensation earned after the election is made;

(d) a deferral may be made for any amount of time, but

(1) such election must be made within 30 days of the grant;

(2) such election may only apply with respect to the portion of the Award whose vesting is contingent on the Participant performing services for at least an additional twelve months from the date of election; and

(3) such election may not be not effective until 12 months from the date it is made; or

(e) a deferral may be made for any amount of time up until six months before the Award vests if the Award is for performance-based compensation (as determined under Section 409A of the Code) measured over a period of at least twelve (12) months and either

(1) the amount of the compensation cannot be reasonably ascertained at the time of the election, or

(2) the performance requirement is still not substantially certain to be met at the time of the election.

Notwithstanding any other provision of this Plan, a deferred Award shall be accelerated and paid out upon a Participant’s separation from service or death, except that a Participant who is a “specified employee” under Section 409A of the Code shall have the payment of his deferred Award delayed for an additional six months after his separation from service to the extent required to comply with Section 409A of the Code.

15.	Adjustments to Reflect Changes in Capital Structure.

15.01 Adjustments.  If there is any change in the corporate structure or shares of the Company, the Committee will make any appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of

Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purposes of this Section 15, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

15.02 Cashouts.  In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards for the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate Section 422 of the Code (or any successor provision).

16.	Nontransferability of Awards.

16.01 ISOs.  ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, his ISOs may be exercised only by him.

16.02 Awards Other Than ISOs.  All Awards granted pursuant to this Plan other than ISOs are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee’s discretion after vesting. With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section 16 shall include a transfer of the right set forth in Section 20 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. The provisions of this Section 16 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.

17.	Rights as Stockholder.

No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Award until the date of the issuance of a stock certificate for the shares except as otherwise determined by the Committee and set forth in the Agreement.

18.	Withholding Taxes.

The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minimum rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

19.	No Right to Employment.

Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company, its Subsidiaries, or an Affiliate, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

20.	Amendment of the Plan.

The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part, subject to the following limitations:

(a) No amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, no such consent shall be required if the Committee determines in its sole and absolute discretion that the amendment or revision (i) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (ii) in connection with any transaction or event described in Section 15, is in the best interests of the Company or its stockholders. The Committee may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence.

(b) no amendment may increase the limitations on the number of shares set forth in Section 3, unless any such amendment is approved by the Company’s stockholders; and

(c) no amendment may be made to the provisions of Section 4(c) relating to repricing unless such amendment is approved by the Company’s stockholders;

provided; however, that adjustments pursuant to Section 15.01 shall not be subject to the foregoing limitations of this Section 20.

21.	Conditions Upon Issuance of Shares.

An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock, Restricted Stock Units, and Performance Share Units shall not be awarded until and unless the Award of Restricted Stock, Restricted Stock Units or Performance Share Units, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22.	Dividends.

Unless otherwise specified in the agreement evidencing an Award, all Restricted Stock and Restricted Stock Unit Awards shall be entitled to dividends, even if not vested or the restrictions applicable thereto have not yet lapsed. For all other Awards (except if specified otherwise in the agreement evidencing the Award), no dividends shall be paid unless and until Common Stock is issued under the Award, the Award is fully vested, and all restrictions upon the Award have lapsed or been waived. If this Section 22 or the agreement evidencing an Award allows for the payment of dividends, all noncash dividends and distributions shall be subject to the same vesting and other restrictions applicable to the underlying Award.

23.	Substitution or Assumption of Awards by the Company.

The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

24.	Effective Date and Termination of Plan.

24.01 Effective Date.  This Plan is effective as of the date of its approval by the stockholders of the Company. Awards may be made under this Plan prior to stockholder approval, but such Awards shall be conditioned on the approval of this Plan by stockholders of the Company.

24.02 Termination of the Plan.  The Plan will terminate 10 years after the date it is approved by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

METHODE ELECTRONICS, INC. COMMON STOCK
P R O X Y
FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF METHODE ELECTRONICS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Warren L. Batts, Donald W. Duda and Douglas A. Koman, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. common stock which the undersigned is entitled to vote at the Annual Meeting of Methode Electronics, Inc. to be held on Thursday, September 13, 2007 at 11:00 a.m., Chicago time, at the Hyatt Rosemont Hotel, 6350 North River Road, Rosemont, Illinois, and at any adjournment or postponement thereof.
This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. If other business is presented at the Annual Meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies above.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
Vote On Proposal One
1. The election of the following nominees as directors: 01) Warren L. Batts, 02) J. Edward Colgate, 03) Darren M. Dawson, 04) Donald W. Duda, 05) Isabelle C. Goossen, 06) Christopher J. Hornung, 07) Paul G. Shelton, 08) Lawrence B. Skatoff and 09) George S. Spindler.
FOR ALL WITHHOLD ALL FOR ALL EXCEPT To withhold authority to vote, mark “FOR ALL EXCEPT” and write the nominee’s number on the line below. [_] [_] [_] ___
Vote on Proposal Two
2. The ratification of the Audit Committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending May 3, 2008.
FOR AGAINST ABSTAIN [_] [_] [_]

Vote on Proposal Three
3. The approval of the Methode Electronics, Inc. 2007 Cash Incentive Plan.
[_] FOR [_] AGAINST [_] ABSTAIN
Vote on Proposal Four
4. The approval of the Methode Electronics, Inc. 2007 Stock Plan.
[_] FOR [_] AGAINST [_] ABSTAIN
IMPORTANT — PLEASE VOTE, SIGN AND RETURN PROMPTLY. When there is more than one owner of shares, both should sign. Signatures should correspond with names printed on this proxy card. When signing as an attorney, executor, administrator, trustee, or guardian, please add your full title as such. If a corporation, please sign in full corporate name, and this proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.
Signature ___Dated: ___, 2007 Signature if held jointly ___Dated: ___, 2007

METHODE ELECTRONICS, INC.
7401 West Wilson Avenue, Chicago, IL 60706
If you grant a proxy by telephone or the Internet,
DO NOT mail back the proxy card.
THANK YOU FOR VOTING!
YOU CAN GRANT YOUR PROXY BY TELEPHONE OR INTERNET!
Methode Electronics, Inc. encourages you to take advantage of convenient ways to vote these shares. If voting by proxy, you may grant a proxy by mail, or choose one of the two methods described below. Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To grant your proxy by telephone or Internet, read the annual meeting proxy statement and then follow these easy steps:
Grant your proxy by Internet — www.proxyvote.com
Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 P.M. Central Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Grant your proxy by phone – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the simple instructions the vote voice provides you.
Grant your proxy by mail
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Methode Electronics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Methode Electronics, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.